Exhibit 10.15

[***]	indicates material that has been omitted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission. A complete copy of this agreement, including redacted portions so indicated, has been filed separately with the Securities and Exchange Commission.

MANUFACTURING AND SUPPLY AGREEMENT

between

IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

and

ASPEN GLOBAL INCORPORATED

THIS MANUFACTURING AND SUPPLY AGREEMENT is made on the      day of         , 2008

BETWEEN:

IROKO PHARMACEUTICALS (LUXEMBOURG) SARL, a Société à Responsabilité Limitée formed in accordance with the laws of the Grand Duchy of Luxembourg and having its registered address at 65, Boulevard Grande Duchesse Charlotte, L-1331 Luxembourg, LUXEMBOURG (“IROKO”)

and

ASPEN GLOBAL INCORPORATED, Company Number 078138, a company registered and incorporated in accordance with the laws of Mauritius and having its registered address at care of Kross Border Trust Services Limited, Manor House, 1st Floor, Corner St George / Chazal Streets, Port Louis, Mauritius (“ASPEN”)

WHEREAS:

1.	IROKO holds the rights, with respect to the Territory, to the DOSSIERS and has the right to MANUFACTURE and sell the PRODUCTS in the Territory.

2.	ASPEN is willing to undertake the MANUFACTURE of the PRODUCTS (or procure such MANUFACTURE by way of a TOLL MANUFACTURING AGREEMENT with PHARMACARE) and the supply of the PRODUCTS in accordance with the terms and subject to the conditions set out in this AGREEMENT.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.	INTERPRETATION

1.1.	In this AGREEMENT and in the annexes to this AGREEMENT: -

1.1.1.	clause headings are for convenience and are not to be used in its interpretation;

1.1.2.	unless the context indicates a contrary intention an expression which denotes:

1.1.2.1.	any gender includes the other genders;

1.1.2.2.	a natural person includes a juristic person and vice versa;

1.1.2.3.	the singular includes the plural and vice versa.

1.2.	In this AGREEMENT and in the annexes to this AGREEMENT the following expressions bear the meanings assigned to them below and cognate expressions bear corresponding meanings:

1.2.1.	“ADVERSE EVENT” means any untoward medical occurrence in a patient or clinical investigation subject, temporally associated with the use of the PRODUCT, whether or not considered related to the PRODUCT. An ADVERSE EVENT for the purposes of this AGREEMENT can therefore be any unfavourable and unintended sign (including an abnormal laboratory finding), symptom, or disease (new or exacerbated) temporally associated with the use of the PRODUCT. It also includes failure to produce expected benefits (i.e. lack of efficacy), abuse or misuse;

1.2.2.	“AFFILIATE/S” means, in relation to one person, any other person which is controlled by, under common control with, or controls the other. “Control”, “controlled” or “controls” means either (i) (x) the ownership of more than 50% (FIFTY PERCENT) of the voting shares or interests of a person carrying the rights to vote at general meetings or (y) the power to nominate the majority of the board of directors of a person; or (ii) the ability to determine the policies and/or management of a person, whether through the ownership of securities, by contract or otherwise;

1.2.3.	“AGREEMENT” means the agreement set out in this document, incorporating the Appendices hereto;

1.2.4.	“APPLICABLE LAWS” means all or any:

1.2.4.1.1.	statutes, subordinate legislation and common law,

1.2.4.1.2.	regulations,

1.2.4.1.3.	ordinances and bylaws, and

1.2.4.1.4.	directives, codes of practice, circulars, guidance notes, judgments and decisions of any competent authority,

compliance with which is mandatory in relation to the subject matter of this AGREEMENT;

1.2.5.	“ASPEN’S WAREHOUSE” means the warehouse situated at Mill 1, Bedford Street, Korsten, Port Elizabeth (Erf 6725) or any other address nominated by ASPEN, in the Republic of South Africa;

1.2.6.	“BULK PRODUCTS” means the PRODUCTS which only require to be PACKAGED in order to enable them to be COMMERCIALISED in the TERRITORY in accordance with the APPLICABLE LAWS;

1.2.7.	“CERTIFICATE OF ANALYSIS” means a certificate in form and substance satisfactory to IROKO, acting reasonably, signed by a RESPONSIBLE PHARMACIST authenticating the pharmaceutical analysis of each batch of the PRODUCTS in accordance with the TECHNICAL AGREEMENT;

1.2.8.	“CONFIDENTIAL INFORMATION” means any information including, but not limited to, information regarding a PARTY’S past, current and future services and products, research and development plans and results, customers, sales and operating information, marketing plans and strategies, cost and pricing information, data, media, know-how, designs, drawings, specifications, source codes, technical information, concepts, reports, methods, processes, techniques, operations, devices and like, future projections, business plans, software, listings, holdings, alliances, investments, financials, transactions and general business operations, label claims, patents, copyrights, trade secrets, information relating to or underlying such intellectual property rights and other proprietary information, sketches, models, inventions, apparatus, equipment, algorithms, information technology systems and programs, software source documents, formulae, research and development, clinical data, experimental work, design details and specifications and other technical information relating to past, current, future and proposed products and services, engineering data, financial information, procurement requirements, purchasing and manufacturing information, customers and customer lists and profiles, business forecasts and sales, marketing and merchandising plans and data, future projections, fee schedules, stock ownership and all materials prepared on the basis of any of the foregoing, whether or not the foregoing information is patented, tested, reduced to practice, or subject to copyright;

1.2.9.	“COPYRIGHTED MATERIALS” means such materials as IROKO may from time to time provide to ASPEN pursuant to this AGREEMENT to the extent subject to the copyright of IROKO and/or any of its AFFILIATES anywhere in the world;

1.2.10.	“DOSSIERS” means the product registration dossiers relating to the PRODUCTS and the MANUFACTURE and PACKAGE thereof, as registered with the REGULATORY AUTHORITY, excluding any intellectual property owned by or licensed to IROKO such as artwork and labelling supplied by IROKO in accordance with clause 10;

1.2.11.	“EFFECTIVE DATE” means (on a PRODUCT by PRODUCT, country by country basis) in relation to –

1.2.11.1.	the PACKING of the BULK PRODUCTS by ASPEN, the later of –

1.2.11.1.1.	the date upon which MERCK first delivers the BULK PRODUCTS to ASPEN; and

1.2.11.1.2.	the date upon which the relevant REGULATORY AUTHORITY approves ASPEN as a registered packer of the PRODUCTS in accordance with the APPLICABLE LAWS;

1.2.11.2.	the MANUFACTURE and PACKING of the PRODUCTS, the later of –

1.2.11.2.1.	the date upon which MERCK ceases to deliver to ASPEN the BULK PRODUCTS and ASPEN’S stock of BULK PRODUCTS has been extinguished; and

1.2.11.2.2.	the date upon which the relevant REGULATORY AUTHORITY approves ASPEN as a registered manufacturer and packer of the PRODUCTS in accordance with the APPLICABLE LAWS.

Accordingly, the EFFECTIVE DATE shall be staggered in relation to PACKING (on the one hand) and MANUFACTURING and PACKING (on the other hand) and on a PRODUCT by PRODUCT, country by country basis.

1.2.12.	“EXCLUSIVE LICENSE AGREEMENT” means the Exclusive Sub-License Agreement between IROKO (as Licensor) and Aspen Pharmacare Holdings Limited (as Licensee) in respect of the LICENSED TERRITORIES;

1.2.13.	“cGMP” means the current practices as recognised internationally by the pharmaceutical industry with respect to the MANUFACTURE and PACKING of the PRODUCTS and including all applicable standards relating to the manufacturing practices for fine chemicals, bulk products or finished products promulgated by any governmental body having jurisdiction over the MANUFACTURE and PACKING of the PRODUCTS in the form of laws or regulations or promulgated by any governmental body having jurisdiction over the MANUFACTURE and PACKING of the PRODUCTS in the form of guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines) which guidance documents are being implemented within the manufacturing industry for such PRODUCTS;

1.2.14.	“GOVERNMENT ENTITY” means any government or state or any department, sub-section or affiliate of a government or state, including without limiting the generality of the foregoing, a local and/or provincial government;

1.2.15.	“IMPROVEMENT/S” mean any new or improved process, technique, method, formula, invention or know-how relating to the MANUFACTURE and PACKING of PRODUCTS or arising out of the continuous improvement programme referred to in clause 14 made either by IROKO, its AFFILIATES and/or ASPEN;

1.2.16.	“IFRS” means International Financial Reporting Standards as promulgated by the International Accounting Standards Board and as adopted by ASPEN as its accounting standard;

1.2.17.	“IROKO DATA” means all knowledge, know-how or other proprietary information and material in relation to the PRODUCTS (whether or not patentable) including, but not limited to, substance, formulations, techniques, methodology, manufacturing process, equipment, data, reports, source of supply, patent position, business plans, research and test results relating to the PRODUCTS owned, developed, licensed to or used by IROKO and those which may belong to third parties for use of which IROKO has made sufficient arrangements;

1.2.18.

“LICENSED TERRITORY” means the entire African continent, the entire South and Central American continents, including the islands of the Caribbean (excluding Puerto Rico as it is considered part of North America), Ireland, the United Kingdom, Australia and New Zealand, and the entire Asian continent (excluding China (other than Hong Kong), Japan, Pakistan, Korea, any US territories (i.e. Guam) and Sri Lanka (the latter only insofar as it relates to Aldomet®));

1.2.19.	“MANUFACTURE” or “MANUFACTURING” or “MANUFACTURED” or “MANUFACTURES” means, as applicable, all the production, the procurement of all or any raw materials, excipients, API’s and other inputs of whatever nature, warehousing, quality control testing (including in-process and release) and release of the PRODUCTS;

1.2.20.	“MANUFACTURING LICENSE” means all licences issued by REGULATORY AUTHORITIES as are necessary for or in connection with the MANUFACTURE and/or PACKING of the PRODUCTS at the MANUFACTURING SITE(s) and the PACKAGING SITE, respectively;

1.2.21.	“MANUFACTURING PRICE/S” means the price/s to be paid by IROKO to ASPEN for the MANUFACTURE and PACKAGING of the PRODUCTS, calculated in accordance with clause 7;

1.2.22.	“MANUFACTURING SITE” means the manufacturing facility as set out in Appendix 4 for the respective PRODUCTS;

1.2.23.

“MANUFACTURING TERM” means on a PRODUCT by PRODUCT, country by country basis, the period commencing on the later of the dates referred to in 1.2.11.2.1 and 1.2.11.2.2 and terminating on that date which is: (i) the sixth (6th) anniversary of the SIGNATURE DATE plus (ii) the earlier of (x) two years or (y) the time necessary to complete the technical transfer of the MANUFACTURING process to new third party manufacturers;

1.2.24.	“MERCK” means, collectively, Merck & Co., Inc., a corporation organized under the laws of the State of New Jersey and Merck and Company, Incorporated, a corporation organized under the laws of the State of Delaware;

1.2.25.	“PACK”, “PACKED”, “PACKING” or “PACKAGING” means the filling, primary and secondary packaging and labelling of the PRODUCTS into sales packs and the procurement of all or any raw materials, packaging materials and other inputs of whatever nature relevant thereto, all in accordance with IROKO’S reasonable requirements and cGMP in effect in the country of PACKING;

1.2.26.	“PACKAGING PRICE/S” means the price/s to be paid by IROKO to ASPEN for the PACKAGING of the BULK PRODUCTS by ASPEN, calculated in accordance with clause 7;

1.2.27.	“PACKAGING SITE” means the MANUFACTURING SITE or such other site as may be nominated by ASPEN and agreed to by IROKO, from time to time, acting reasonably;

1.2.28.	“PACKAGING TERM” means on a PRODUCT by PRODUCT, country by country basis, the period commencing on the later of those dates set out in clauses 1.2.11.1.1 and 1.2.11.1.2 and terminating on the later of those dates set out in clauses 1.2.11.2.1 and 1.2.11.2.2;

1.2.29.	“PARTIES” means the PARTIES to this AGREEMENT, and “PARTY” shall mean any one of such PARTIES;

1.2.30.	“PHARMACARE” means Pharmacare Limited trading as Aspen Pharmacare, Registration Number 1898/000252/07, a company registered in accordance with the laws of the Republic of South Africa and having its registered address at Building 8 Healthcare Park, Woodlands Drive, Woodmead, Johannesburg, 2052, Republic of South Africa;

1.2.31.	“PRICE/S” means the MANUFACTURING PRICE/S and the PACKAGING PRICE/S for the PRODUCTS to be paid by IROKO to ASPEN calculated in accordance with clause 7;

1.2.32.	“PRODUCTS” means the PRODUCTS PACKED by ASPEN in final form and ready for commercial sale by IROKO as listed in Appendix 1 (as may be amended in writing by the PARTIES from time to time);

1.2.33.	“REGULATORY AUTHORITY” means any governmental entity in the respective countries of the TERRITORY with the authority to grant the registration of the PRODUCTS in the relevant country of the TERRITORY;

1.2.34.	“RESPONSIBLE PHARMACIST” means the person named as such in the TECHNICAL AGREEMENT or any replacement notified by ASPEN, in writing, being a pharmacist and responsible to the South African Pharmacy Council for complying with all provisions of the Pharmacy Act, 1974 of South Africa and other legislation applicable to services which specifically pertain to the scope and practice of a pharmacist and the legislation applicable to the pharmacy, which is under his or her supervision;

1.2.35.	“SIGNATURE DATE” means the date of signature of this AGREEMENT by the PARTY signing last in time;

1.2.36.	“SPECIFICATIONS” means the specifications for each of the PRODUCTS as set out in the DOSSIERS and all or any variations thereto as agreed by the PARTIES, in writing, from time to time;

1.2.37.	“TECHNICAL AGREEMENT” means the document attached hereto as Appendix 2, outlining the PARTIES’ respective responsibilities on quality and technical matters, as the same may be amended from time to time by written agreement between the PARTIES;

1.2.38.	“TECHNICAL CHANGE CONTROL PROCEDURE” means the technical change control procedure as set out in the Standard Operating Procedure attached to the TECHNICAL AGREEMENT;

1.2.39.	“TECHNICAL MANAGER” means, in the case of ASPEN, the RESPONSIBLE PHARMACIST and, in the case of IROKO, means the technical manager appointed by IROKO in accordance with the TECHNICAL AGREEMENT;

1.2.40.	“TERRITORY” means the LICENSED TERRITORY as well as the following countries/regions: China (PRC) and Korea;

1.2.41.	“TOLL MANUFACTURING AGREEMENT” means the Toll Manufacturing Agreement which will be entered into between ASPEN and PHARMACARE in terms of which the latter will undertake the PACKAGING and/or MANUFACTURING of the PRODUCTS for and on behalf of ASPEN;

1.2.42.	“TRADEMARKS” means the trade mark registrations and applications identified in Appendix 1 together with any further trade marks, trade names, logos and other trade dress appearing on, affixed to or used by IROKO in connection with any of the PRODUCTS.

1.3.	Words and expressions defined in any clause shall, for the purposes of that clause, bear the meaning assigned to such words and expressions in such clause.

1.4.	In this AGREEMENT and in the appendices to this AGREEMENT the word “AGREEMENT” refers to this AGREEMENT and the words “clause” or “clauses” and “Appendix” or “Appendices” refer to clauses and appendices to this AGREEMENT.

1.5.	The headings are inserted for convenience only and are to be ignored for the purposes of construction.

2.	RECITAL

2.1.	IROKO holds the rights to the DOSSIERS in the Territory and owns or has the right to use the confidential information, know-how, data, intellectual property and trade secrets related thereto on an exclusive basis in the Territory.

2.2.	IROKO wishes ASPEN to Initially PACK the BULK PRODUCTS for the supply thereof to IROKO or its designee and subsequently to MANUFACTURE and PACK the PRODUCTS for the supply thereof to IROKO or its designee, both under the terms and subject to the conditions of this AGREEMENT.

2.3.	During the PACKAGING TERM, ASPEN undertakes to PACK the BULK PRODUCTS and to supply the same to IROKO or its designee.

2.4.	During the MANUFACTURING TERM, ASPEN undertakes to MANUFACTURE and PACK the PRODUCTS and to supply the same to IROKO or its designee.

2.5.	Notwithstanding the provisions of clause 2.4, the PARTIES may agree, in writing, from time to time, that during the MANUFACTURING TERM, ASPEN’S obligations may be limited to the MANUFACTURE of the PRODUCTS only and not their PACKING. It is envisaged that circumstances may arise whereby it will be in the interests of both PARTIES to procure the PACKING of BULK PRODUCTS MANUFACTURED by ASPEN by third party designees in territories other than the Republic of South Africa.

3.	APPOINTMENT

3.1.	Subject to the terms and on the conditions contained herein and in the EXCLUSIVE LICENSE AGREEMENT, IROKO hereby appoints ASPEN (i) initially, to PACK the BULK PRODUCTS in respect of the TERRITORY; and (ii) subsequently, to MANUFACTURE and PACK the PRODUCTS, both as its sole and exclusive supplier (except as provided otherwise herein or in the EXCLUSIVE LICENSE AGREEMENT) of the PRODUCTS in respect of the TERRITORY. ASPEN agrees (i) initially, to PACK the BULK PRODUCTS; and (ii) subsequently, to MANUFACTURE and PACK the BULK PRODUCTS and to supply to IROKO the PRODUCTS as ordered from time to time by IROKO under this AGREEMENT and the EXCLUSIVE LICENSE AGREEMENT, in consideration of IROKO paying the PACKAGING PRICE and MANUFACTURING PRICE, respectively, for the PRODUCTS. In addition, for so long as this AGREEMENT is in effect, ASPEN agrees not to MANUFACTURE products equivalent to the PRODUCTS either for competitors of IROKO or for itself for sale in the TERRITORY, other than those products containing Indomethacin and/or Methyldopa sold by ASPEN in South Africa.

3.2.	For so long as this AGREEMENT is in effect, IROKO hereby grants to ASPEN, subject to the terms and conditions set forth herein, a sub-license to use the IROKO DATA for the purpose of MANUFACTURING and/or PACKAGING the PRODUCTS.

3.3.	Pursuant to the provisions of the TOLL MANUFACTURING AGREEMENT, ASPEN will procure that PHARMACARE MANUFACTURE the PRODUCTS at the MANUFACTURING SITE and PACKS the PRODUCTS at the PACKAGING SITE in accordance with the terms of this AGREEMENT, the TECHNICAL AGREEMENT, the SPECIFICATIONS, cGMP and all APPLICABLE LAWS relevant to the MANUFACTURE and PACKAGE of the PRODUCTS in the TERRITORY.

3.4.	For the avoidance of doubt, ASPEN’S obligations in terms of this AGREEMENT relate only to the TERRITORY and will, in part, be sub-contracted to PHARMACARE in accordance with the provisions of the TOLL MANUFACTURING AGREEMENT, provided that ASPEN shall remain liable to IROKO for the performance of all of PHARMACARE’S obligations, this in accordance with the provisions of clause 26.2.

4.	PERIOD OF AGREEMENT

4.1.	Unless terminated earlier in accordance with clause 18, this AGREEMENT shall commence on the SIGNATURE DATE and endure for an initial term (“the initial term’’) of six (6) years.

4.2.	Unless terminated earlier in terms of clause 18 or terminated in accordance with clause 4.3 after the initial term, this AGREEMENT shall automatically renew for successive three (3) year terms (“the renewal term”).

4.3.	Either PARTY shall have the right to terminate this AGREEMENT at the expiry of the initial term or any renewal term on written notice to the other PARTY, upon no less than the shorter of (i) two (2) years’ notice; or (ii) such notice as is necessary to complete the technical transfer of the manufacturing process to a new third party manufacturer. For the avoidance of doubt, the aforementioned written notice of termination may be given during the initial period and/or renewal period (as the case may be) provided that it shall only be effective at the expiry of the initial term and/or renewal term (as the case may be).

5.	REGISTRATION OF PRODUCTS

5.1.	ASPEN shall be responsible for ensuring that PHARMACARE obtains and maintains in force a MANUFACTURING LICENSE in respect of the PRODUCT.

5.2.	IROKO shall be responsible for obtaining all or any licenses, permits and other approvals which are necessary to enable the PRODUCT to be imported, sold and distributed by IROKO in the TERRITORY, other than the LICENSED TERRITORY.

5.3.	IROKO and ASPEN shall be jointly responsible for obtaining and maintaining all or any licenses, permits and other approvals, if any, which are necessary to enable the PRODUCT to be imported, sold and distributed in the LICENSED TERRITORY.

5.4.	IROKO shall be responsible for obtaining and maintaining all licenses, permits and other approvals required by PHARMACARE for the PACKING and MANUFACTURING of the PRODUCT relevant to the TERRITORY, other than the LICENSED TERRITORY; provided, however, that ASPEN shall provide IROKO with reasonable assistance in doing so and will procure that PHARMACARE does likewise.

5.5.	IROKO and ASPEN shall be jointly responsible for obtaining and maintaining all licenses, permits and other approvals required by ASPEN for the PACKING and MANUFACTURING of the PRODUCT in the LICENSED TERRITORY.

6.	PACKAGING TERM

6.1.	During the PACKAGING TERM, IROKO shall use its best commercial endeavours to procure that MERCK delivers to ASPEN the BULK PRODUCTS in sufficient quantities to enable ASPEN to timely fulfill its obligations in terms of this AGREEMENT. IROKO shall further use its best commercial efforts to procure that the BULK PRODUCTS delivered by MERCK to ASPEN comply with the SPECIFICATIONS and the APPLICABLE LAWS and that they have been MANUFACTURED in accordance with cGMP. ASPEN shall bear the sole liability to pay MERCK for the BULK PRODUCTS, including without limiting the generality of the aforegoing, all costs and expenses associated with the delivery of the BULK PRODUCTS to the PACKAGING SITE.

6.2.	Subject to the minimum quantities set out in clause 9.2, ASPEN shall PACK the BULK PRODUCTS (which comply with the provisions of 6.1) in accordance with the SPECIFICATIONS (insofar as they relate to PACKING), the TECHNICAL AGREEMENT, Good Manufacturing Practice and APPLICABLE LAWS.

6.3.	In respect of the PRODUCTS to be supplied by MERCK in bulk, IROKO shall provide MERCK (or shall cause MERCK to be provided) with a written rolling 24 (TWENTY FOUR) month forecast of its requirements, the first 6 (SIX) months of which shall constitute a firm order. MERCK shall deliver such firm order (provided it is consistent with the most recent forecasts) to IROKO or its designee, Ex Works (INCOTERMS 2000), MERCK’S manufacturing plant, at which time title shall pass to IROKO or its AFFILIATES, and IROKO is to notify MERCK (or to cause MERCK to be notified) of any defects within 45 (FORTY FIVE) days thereof. Payment for the PRODUCTS in bulk is to be made to MERCK within 60 (SIXTY) days of delivery.

7.	PRICE AND TERMS OF PAYMENT

7.1	The PACKAGING PRICE for the PRODUCTS in that part of the TERRITORY other than the LICENSED TERRITORY shall be ASPEN’S costs of procuring and PACKING the BULK PRODUCTS (excluding any profits earned or retained by PHARMACARE pursuant to the provisions of the TOLL MANUFACTURING AGREEMENT), calculated on a [***] basis, determined in accordance with IFRS, plus ten percent (10%) of such costs. ASPEN shall advise IROKO of the PACKAGING PRICE, including details as to how determined, in writing, within forty five (45) days of receipt by ASPEN of a comprehensive forecast of IROKO and/or its designee’s requirements of the PRODUCT for the entire duration of the PACKAGING TERM, or such later date as the PARTIES may agree. The PACKAGING PRICE for the PRODUCTS in the LICENSED TERRITORY shall be ASPEN’S costs of procuring and PACKING the BULK PRODUCTS, calculated on a fully absorbed cost recovery basis, determined in accordance with IFRS.

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7.2	Should IROKO dispute the PACKAGING PRICE at any time during the PACKAGING TERM, then the PARTIES shall enter into negotiations in good faith with regard to agreeing the PACKAGING PRICE and, failing such agreement within ten (10) days after the commencement of such negotiation, either PARTY shall be entitled to refer the dispute/disagreement for determination by an independent auditor appointed by agreement between the PARTIES, in writing, or failing such agreement within five (5) days after either PARTY has required such referral, appointed by the President for the time being of the South African Institute of Chartered Accountants (or his successor-in-title) if IROKO requests such an appointment, or appointed by the then President of the Luxembourg Institut des Réviseurs d’Entreprises (or his successor-in-title), if ASPEN requests such an appointment. Such auditor shall act as an expert and not as an arbitrator and his decision shall, save for any manifest error, be final and binding on the PARTIES.

7.3	The MANUFACTURING PRICE for the PRODUCTS for the first twelve (12) months of the MANUFACTURING TERM (the “Initial Commercialization Period”) in that part of the TERRITORY other than the LICENSED TERRITORY shall be ASPEN’S costs of MANUFACTURING and PACKING the PRODUCTS, at the commencement of the Initial Commercialization Period (excluding any profits earned or retained by PHARMACARE pursuant to the provisions of the TOLL MANUFACTURING AGREEMENT), calculated on [***] basis, determined in accordance with IFRS, plus ten percent (10%) of such costs. ASPEN shall advise IROKO of such MANUFACTURING PRICE, including details as to how determined, in writing, no later than forty five (45) days prior to the anticipated date of the first supply by ASPEN to IROKO of the commercial release batch of the PRODUCTS MANUFACTURED and PACKED in accordance with the provisions of this AGREEMENT, or such later date as the PARTIES may agree. In the LICENSED TERRITORY, the MANUFACTURING PRICE for the PRODUCTS shall be ASPEN’S costs of MANUFACTURING and PACKING the PRODUCTS, at the commencement of the Initial Commercialization Period, calculated on a fully absorbed cost recovery basis, determined in accordance with IFRS.

7.4	The PARTIES shall meet not less than six (6) months before the expiry of the Initial Commercialization Period and annually thereafter in order to discuss and agree in writing the MANUFACTURING PRICE (“the ADJUSTED MANUFACTURING PRICE”) of the PRODUCTS which shall apply after the expiry of the Initial Commercialisation Period. The ADJUSTED MANUFACTURING PRICE in that part of the TERRITORY other than the LICENSED TERRITORY shall exclude any profits earned or retained by PHARMACARE pursuant to the TOLL MANUFACTURING AGREEMENT, and shall be calculated on a fully absorbed cost recovery basis, determined in accordance with IFRS, plus ten percent (10%) of such costs. The ADJUSTED MANUFACTURING PRICE in the LICENSED TERRITORY shall be calculated on a fully absorbed cost recovery basis, determined in accordance with IFRS.

7.5	Should ASPEN incur any extraordinary costs and/or expenses pursuant to an increase in the price actually paid by ASPEN for any manufacturing material, packaging material, active and other ingredients, excipients, raw materials and other components of the PRODUCTS used to MANUFACTURE and/or PACK the PRODUCTS under this AGREEMENT during any twelve (12) month period, then the PRICE of the relevant PRODUCT shall be adjusted by agreement between the PARTIES.

7.6	Should IROKO dispute the MANUFACTURING PRICE for the Initial Commercialization Period or should the PARTIES be unable to agree on the ADJUSTED MANUFACTURING PRICE at any time during the term of this AGREEMENT, then the PARTIES shall enter into good faith negotiations with regard to agreeing the PRICE for the Initial Commercialization Period or the ADJUSTED MANUFACTURING PRICE or, failing such

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agreement within ten (10) days after the commencement of such negotiation, either PARTY shall be entitled to refer the dispute/disagreement for determination by an independent auditor appointed by agreement between the PARTIES, in writing, or failing such agreement within five (5) days after either PARTY has required such referral, appointed by the President for the time being of the South African Institute of Chartered Accountants (or his successor-in-title) if IROKO requests such an appointment, or appointed by the then President of the Luxembourg Institut des Réviseurs d’Entreprises (or his successor-in-title), if ASPEN requests such an appointment. Such auditor shall act as an expert and not as an arbitrator and his decision shall, save for any manifest error, be final and binding on the PARTIES.

7.7	IROKO or its designee shall be entitled, at all reasonable times, upon reasonable notice and during business hours, either directly or through its duly authorised agents, to undertake an inspection and/or audit of all or any of ASPEN’S reports, books of account, manufacturing facilities, packaging facilities, warehousing and the like in an endeavour to verify that the PACKAGING PRICE and/or MANUFACTURING PRICE have been calculated on [***] basis and ASPEN shall give IROKO and/or its duly authorized agents, its full co-operation in this regard. The authorised agents or representatives of IROKO shall, however, prior to conducting any such inspection and/or audit, enter into a “confidentiality and lock-out agreement” in a form reasonably acceptable to ASPEN that would require the agent or representative to maintain confidentiality of the information obtained and desist from trading in the securities of ASPEN for a period specified therein.

7.8	It is agreed that, save where this AGREEMENT expressly obliges IROKO to pay all or part of ASPEN’S costs, all costs incurred by ASPEN in complying with its obligations under this AGREEMENT are included in the PACKAGING PRICE and MANUFACTURING PRICE, respectively, and ASPEN shall not be entitled to recover any such costs from IROKO.

7.9	ASPEN shall invoice IROKO in United States Dollars (USD$) upon each delivery of the PRODUCT in accordance with the Delivery Terms (defined in clause 9.1).

7.10	IROKO shall pay all amounts due to ASPEN under this AGREEMENT within thirty (30) days of the date of invoice.

7.11	IROKO shall pay all amounts due to ASPEN in United States Dollars (USD$), without any deduction of any nature whatsoever, by making payment into such bank account as ASPEN shall, from time to time, notify to IROKO in writing.

8.	ORDERS AND REQUIREMENT FORECASTS

For orders in that part of the TERRITORY other than the LICENSED TERRITORY:

8.1.	IROKO shall from time to time place firm orders with ASPEN for its, and where relevant, its AFFILIATE’S requirements of the PRODUCTS. Subject to the minimum quantities set out in clause 9.2, ASPEN shall fulfill such orders according to the terms of this AGREEMENT upon the agreed delivery dates.

8.2.	ASPEN shall keep IROKO informed of the standard lead time which shall in any event not exceed ninety (90) days from the date of IROKO placing a firm order in accordance with the minimum quantities set out in clause 9.2, provided such firm order was included in the Forecast Schedule to be provided pursuant to clause 8.3 below.

***	Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

8.3.	IROKO shall provide ASPEN by the first working day of each month, with a rolling forecast schedule of demand for the PRODUCTS for the following twelve (12) months (“Forecast Schedule”). This shall be updated monthly by IROKO.

8.4.	The PRODUCT detailed in the first four (4) months of the Forecast Schedule will constitute a binding commitment by IROKO to purchase all of the PRODUCTS detailed therein. The required delivery date for each order will be specified by IROKO in the related purchase order form (“Firm Order”).

8.5.	Subject to 9.2, ASPEN shall deliver Ex-works ASPEN’S WAREHOUSE (Incoterms 2000) IROKO’S requirements in respect of PRODUCT relating to each Firm Order.

8.6.	ASPEN shall use its best endeavors in good faith to satisfy any changes in quantity, delivery phasing or dates requested by IROKO in respect of such Firm Order and otherwise accommodate all updates and revisions by IROKO to the rolling forecasts, but shall not be obliged to do so.

8.7.	It is understood that the remaining eight (8) months of the Forecast Schedule constitutes an estimate of the future PRODUCT requirement of IROKO and does not comprise any binding commitment by IROKO to purchase such PRODUCT nor by ASPEN to MANUFACTURE the PRODUCT.

9.	DELIVERY OF PRODUCT

9.1.	The PRODUCTS shall be delivered Ex-works ASPEN’S WAREHOUSE (Incoterms 2000) (“Delivery Terms”).

9.2.	Notwithstanding any other provision of this AGREEMENT, the minimum order quantity of PRODUCTS that IROKO can place and/or that ASPEN is obliged to MANUFACTURE and/or PACK is –

9.2.1.	in respect of the PACKING of BULK PRODUCTS, a full PACKAGING batch quantity as is specified by ASPEN, from time to time, acting reasonably; and

9.2.2.	in respect of the MANUFACTURE and PACKING of the PRODUCTS, a full MANUFACTURING batch quantity of each PRODUCT as is specified by ASPEN, from time to time, acting reasonably.

9.3.	ASPEN shall, until such time as they are delivered, store each batch of the PRODUCTS MANUFACTURED and/or PACKED (as the case may be) hereunder in accordance with the conditions of storage and delivery set out in the TECHNICAL AGREEMENT until instructed to cause the release of such batch(es) by IROKO. If IROKO fails to collect, or cause to be collected, the PRODUCTS within seven (7) days of the scheduled delivery date, then IROKO shall be obliged to pay to ASPEN storage fees in relation to the PRODUCTS until such time as they are so collected at a commercial rate as agreed between the PARTIES, in writing, or failing such AGREEMENT, within five (5) days after either Party has requested such AGREEMENT, determined by an auditor appointed by the President for the time being of the South African Institute of Chartered Accountants (or his successor-in-title) if IROKO requests such AGREEMENT, or appointed by the then President of the Luxembourg Institut des Réviseurs d’Entreprises (or his successor-in-title), if ASPEN requests such an AGREEMENT. Such auditor shall act as an expert and not as an arbitrator and his/her decision shall, save for any manifest error, be final and binding on the PARTIES.

9.4.	Title to the PRODUCTS shall pass to IROKO or its relevant AFFILIATES upon delivery of the PRODUCTS to IROKO or its designee upon delivery thereof in accordance with the Delivery Terms. Risk in any delivery of the PRODUCTS shall pass to IROKO or its relevant AFFILIATES upon delivery in accordance with the Delivery Terms or within seven (7) days of the scheduled delivery date, whichever event shall occur earlier.

10.	ARTWORK AND PACKAGING

10.1.	ASPEN shall supply the PRODUCTS incorporating the design, TRADEMARKS, labelling, package insert and artwork as required and provided by IROKO in writing from time to time. The costs of artwork, labelling compilation, packaging insert compilation and all relevant translations, will be borne by IROKO. IROKO warrants that, to its best knowledge, the artwork, labelling, packaging inserts and translations will comply strictly with all REGULATORY AUTHORITY requirements and APPLICABLE LAWS and regulations.

10.2.	Subject to clauses 9.2 and 10.3 and the SPECIFICATIONS, ASPEN will PACK the PRODUCTS in accordance with IROKO’S reasonable requirements from time to time.

10.3.	All PACKAGING will reflect IROKO, its AFFILIATE or appointed nominee as the product registration holder in respect of the PRODUCTS and to IROKO’s best knowledge, will comply strictly with all REGULATORY AUTHORITY requirements and APPLICABLE LAWS.

10.4.	Where IROKO requires the PACKAGING to reflect a language other than the English language (“other language”), IROKO shall supply ASPEN with the relevant translation for such PACKAGING, in pdf.format for conversion into the final printed packaging, prior to ASPEN PACKING the PRODUCTS with PACKAGING that reflects the other language.

10.5.	ASPEN acknowledges that all intellectual property in the packaging design, TRADEMARKS, labelling, package insert and artwork supplied by IROKO to ASPEN pursuant to clause 10.1 is owned or licensed by IROKO and shall remain IROKO’S property following any termination of this AGREEMENT for any reason, and that nothing in this AGREEMENT grants to ASPEN any right, title or interest in the ownership of such intellectual property. ASPEN will take all reasonable precautions to ensure the protection of IROKO’S rights in such intellectual property and further acknowledges that any IMPROVEMENTS thereto shall also be the sole and exclusive property of IROKO or its AFFILIATES.

11.	TRADE MARKS

11.1.	IROKO hereby sub-licenses to ASPEN, solely to the extent necessary for ASPEN to carry out its obligations hereunder, the non-exclusive rights to use the TRADEMARKS and COPYRIGHTED MATERIALS in the Manufacturing Facility and to supply to IROKO PRODUCTS bearing such TRADEMARKS or using or incorporating such COPYRIGHTED MATERIALS. Such sub-licence is strictly limited to the terms of this AGREEMENT. No right is given to ASPEN to use the TRADEMARKS or COPYRIGHTED MATERIALS (or any adaptations or derivative works or part thereof) to manufacture, sell, export, distribute, or otherwise to copy, make, have made, or dispose of any PRODUCT, packaging, or other materials, other than as expressly permitted under the terms of this AGREEMENT.

11.2.	In addition to any other provisions of this AGREEMENT, ASPEN agrees to all the quality control provisions set out in the Trademark Control Attachment attached as Appendix 3, which is hereby incorporated into this AGREEMENT by this reference.

11.3.	ASPEN acknowledges that the TRADEMARKS and COPYRIGHTED MATERIALS are the exclusive property of IROKO and/or its AFFILIATES, that the TRADEMARKS and COPYRIGHTED MATERIALS shall remain the exclusive property of IROKO and/or its AFFILIATES following any termination of this AGREEMENT for any reason, and that nothing in this AGREEMENT grants to ASPEN any right, title or interest in the ownership of such TRADEMARKS or COPYRIGHTED MATERIALS. ASPEN will take all reasonable precautions to ensure the protection of IROKO’S and its AFFILIATES’ rights in such materials.

11.4.	Notwithstanding the foregoing, ASPEN shall not at any time before or after termination of this AGREEMENT do or suffer to be done any act or thing which may impair the rights of IROKO and/or its AFFILIATES in the TRADEMARKS, COPYRIGHTED MATERIALS and/or any other intellectual property and proprietary rights of IROKO or its AFFILIATES.

11.5.	ASPEN shall inform IROKO immediately in writing of:

11.5.1.	any infringement or alleged infringement of the TRADEMARKS, COPYRIGHTED MATERIALS and/or any other intellectual property and proprietary rights of IROKO which shall come to its attention; and

11.5.2.	any action for infringement brought against it by a third party arising from the use of such TRADEMARKS, COPYRIGHTED MATERIALS and/or any other intellectual property and proprietary rights of IROKO.

11.6.	IROKO and/or its AFFILIATES shall have the sole and exclusive right, at its expense, to control the defence and/or prosecution of any action involving the TRADEMARKS, COPYRIGHTED MATERIALS and/or any other intellectual property and proprietary rights of IROKO or its AFFILIATES. ASPEN agrees, at IROKO’S cost and expense, to provide any and all reasonable assistance to IROKO or its AFFILIATES with respect to any such actions, to the extent IROKO or its AFFILIATES may request such assistance.

11.7.	ASPEN shall not during the currency of this AGREEMENT or thereafter, directly or indirectly, use or register any trade or service mark or trade name, trade dress, symbol or device or packaging (whether external, intermediate or internal) or promotional material in relation to any product (other than the PRODUCTS manufactured for IROKO hereunder) which incorporates or is identical or confusingly similar to or a colourable imitation of any TRADEMARKS used by IROKO in the TERRITORY in respect of the PRODUCTS or any other trade or service mark, trade dress, symbol or device or packaging or promotional material used by IROKO and/or any of its AFFILIATES anywhere in the world.

12.	REGULATORY ISSUES AND TECHNICAL TRANSFER

12.1.	In amplification of the provisions of the TECHNICAL AGREEMENT and the regulatory requirements associated with a technical transfer, all costs relating to stability testing (including stability testing associated with the technical transfer, optimisation, validation and routine maintenance), analytical method transfer and validation, comparative dissolution testing, experimental trial batches, validation batches which are not commercialised and any other associated procedures and testing on the PRODUCTS and any other reasonable costs associated with the above activities, but not limited thereto, will-

12.1.1.	to the extent that they relate to the TERRITORY, other than the LICENSED TERRITORY, be for IROKO’S sole account and payable by IROKO to ASPEN on presentation of invoice;

12.1.2.	to the extent that they relate to the LICENSED TERRITORY, be for IROKO and ASPEN’S joint account and accordingly subject to the provisions of the EXCLUSIVE LICENSE AGREEMENT; or

12.1.3.	to the extent that they relate, in part, to the TERRITORY, other than the LICENSED TERRITORY (on the one hand), and to the LICENSED TERRITORY (on the other hand), be allocated pro-rata, between the provisions of clauses 12.1.1 and 12.1.2 with reference to the extent of the revenue generated by the underlying PRODUCTS in the then preceding twelve (12) month period in the TERRITORY, other than the LICENSED TERRITORY (on the one hand) and the LICENSED TERRITORY (on the other hand).

12.2.	In amplification of the provisions of clause 14, the PARTIES undertake to use their respective commercial reasonable endeavours to identify and target more cost-effective sources of manufacturing material, packaging material, active and other ingredients, excipients, raw materials and other components of the PRODUCTS (“the Component Inputs”) used to MANUFACTURE and/or PACK the PRODUCTS under this AGREEMENT. In the event of a more cost-effective source of the Component Inputs being identified and IROKO, in its sole discretion, being satisfied that the alternative source of Component inputs will not compromise the quality of the PRODUCTS, then IROKO undertakes not to unreasonably withhold or delay its consent for ASPEN MANUFACTURING and/or PACKING the PRODUCTS using the more cost-effective source of the Component Inputs. Changes in relation to the supply of Component Inputs shall be undertaken in accordance with the TECHNICAL CHANGE PROCEDURE.

12.3.	Within thirty (30) days of the SIGNATURE DATE, IROKO shall be obliged to deliver or cause to be delivered to ASPEN copies of all of the DOSSIERS for the PRODUCTS, as well as such other methods, formula, procedures, tests and the like as are requested by ASPEN, acting reasonably.

12.4.	IROKO shall use its best commercial efforts to undertake or procure the undertaking of all necessary actions, with the utmost dispatch and good faith, to facilitate the transfer of PACKING and MANUFACTURING know-how from MERCK to PHARMACARE, including without limiting the generality of the foregoing, procuring that MERCK provides ASPEN with all reasonable co-operation in this regard.

12.5.	All or any costs incurred in procuring the delivery of those documents set out in clauses 12.3 and/or 12.4 and/or in procuring the transfer of the PACKING and/or MANUFACTURING know-how from MERCK to ASPEN in terms of clause 12.4, shall be borne by IROKO. In the event of ASPEN initially paying for such costs and/or expenses IROKO shall be obliged to reimburse the same to ASPEN against the presentation of invoice.

12.6.	In the event of it being necessary or becoming necessary (as the case may be) for ASPEN to incur material capital expenditure to enable it to fulfil any of its obligations pursuant to this AGREEMENT, then it shall give IROKO no less than twenty one (21) days notice, in writing, of the nature and estimated extent of such capital expenditure.

13.	WARRANTIES, INDEMNITIES AND UNDERTAKINGS

13.1.	ASPEN warrants that:

13.1.1	the PRODUCTS will be MANUFACTURED and PACKED in accordance with APPLICABLE LAWS and cGMP and will comply with the terms of this AGREEMENT, the SPECIFICATIONS and the TECHNICAL AGREEMENT;

13.1.2	it has capacity and has taken all necessary action to authorise the execution, delivery and performance of this AGREEMENT in accordance with its terms and so far as it is aware, the execution, performance and delivery of this AGREEMENT will not conflict with any obligation to which ASPEN is subject;

13.1.3	it is carrying on its business in compliance with all APPLICABLE LAWS or regulations;

13.1.4	it has sufficient annual manufacturing capacity at its disposal to meet equivalent volumes of sales of the PRODUCTS to those made in the TERRITORY in the 12 (TWELVE) month period between 1 January 2006 and 31 December 2006;

13.1.5	it and/or PHARMACARE hold or will, in due course, hold all necessary consents, authorisations, registrations, agreements, certificates, licences, approvals, permits, authorities or exemptions from any relevant authority which are required to MANUFACTURE and PACK pharmaceutical products and has paid all fees due in relation to them and is not in breach of any conditions under them where such breach would be likely to have a material and adverse effect on ASPEN’S ability to perform its obligations under this AGREEMENT; and

13.1.6	as at the SIGNATURE DATE, Aspen Pharmacare Holdings Limited, Registration Number 1985/002935/06, a company incorporated in the Republic of South Africa owns 100% (ONE HUNDRED PERCENT) of the capital stock / share capital of PHARMACARE and throughout the term of this AGREEMENT, Aspen Pharmacare Holdings Limited will, and ASPEN will cause Aspen Pharmacare Holdings Limited to, control PHARMACARE. For the purposes of this clause 13.1.6 “control” shall have that meaning set out in clause 1.2.2.

13.2.	IROKO warrants that:

13.2.1.	it has capacity and has taken all necessary action to authorise the execution, delivery and performance of this AGREEMENT in accordance with its terms and so far as it is aware, the execution, performance and delivery of this AGREEMENT will not conflict with any obligation to which IROKO is subject;

13.2.2.	it is carrying on its business in compliance with any APPLICABLE LAWS or regulations; and

13.2.3.

it holds all necessary consents, authorisations, registrations, agreements, certificates, licences, approvals, permits, authorities or exemptions from any relevant authority which are required to perform its obligations under this

AGREEMENT and has paid all fees due in relation to them and is not in breach of any conditions under them where such breach would be likely to have a material and adverse effect on IROKO’S ability to perform its obligations under this AGREEMENT.

13.3.	Save as aforesaid, ASPEN has made no representations or warranties (whether express or implied) as to the PRODUCTS to IROKO or any person acting on its behalf and no other warranties or representations as to the PRODUCTS will be binding upon ASPEN unless contained herein or reduced to writing and signed by ASPEN.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING BUT SUBJECT TO ASPEN’S WARRANTIES ABOVE, ASPEN MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED OF MERCHANTIBILITY, FITNESS OF THE PRODUCTS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, OR REGARDING THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE DOSSIERS AND/OR THE KNOW-HOW, DATA INTELLECTUAL PROPERTY AND TRADE SECRETS WHICH ARE USED BY ASPEN TO MANUFACTURE THE PRODUCTS IN THE TERRITORY.

13.4.	ASPEN indemnifies and shall hold IROKO and its AFFILIATES harmless from and against any and all liability for death, illness or injury to any third party or for loss or damage to any third party’s property and against all claims for damages resulting therefrom excluding indirect and/or consequential damages (except, however, that the exclusion of consequential damages shall not apply in the case of a breach of the provisions of this AGREEMENT by ASPEN or in the case of gross negligence or willful misconduct of ASPEN), that may be brought against IROKO or its AFFILIATES arising out of the use of the PRODUCTS provided that -

13.4.1.	such claim or liability shall have arisen out of the defective MANUFACTURE or PACKING of the PRODUCTS by ASPEN and/or a breach by ASPEN of its obligations pursuant to this AGREEMENT and shall not relate to the storage or delivery of the PRODUCTS by IROKO;

13.4.2.	IROKO shall have notified ASPEN in writing within 10 (TEN) working days of receipt of any claim being made against IROKO or its AFFILIATES in respect of the PRODUCTS; and

13.4.3.	neither IROKO nor its AFFILIATES shall be entitled to make any admissions of liability in regard to any claim or to negotiate any settlement without the written consent of ASPEN, which consent shall not be unreasonably withheld or delayed.

13.5.	IROKO indemnifies and shall hold ASPEN harmless from and against any and all liability for death, illness or injury to any third party or for loss or damage to any third party’s property and against all claims for damages resulting therefrom excluding indirect and/or consequential damages (except, however, that the exclusion of consequential damages shall not apply in the case of a breach of the provisions of this AGREEMENT by IROKO or in the case of gross negligence or willful misconduct of IROKO), that may be brought against ASPEN arising out of the use of the PRODUCTS provided that –

13.5.1.	such claim or liability shall not have arisen out of the defective MANUFACTURE or PACKING of the PRODUCTS by ASPEN and/or a breach by ASPEN of its obligations pursuant to this AGREEMENT;

13.5.2.	ASPEN shall have notified IROKO in writing within 10 (TEN) working days of receipt of any claim being made against ASPEN in respect of the PRODUCTS; and

13.5.3.	ASPEN shall not be entitled to make any admissions of liability in regard to any claim or to negotiate any settlement without the written consent of ASPEN, which consent shall not be unreasonably withheld or delayed.

13.6.	ASPEN shall maintain at its own cost full and sufficient third party, product liability, public and product recall insurance to cover its actual and potential liabilities hereunder within limits acceptable to IROKO, acting reasonably. In addition, ASPEN shall provide IROKO with at least thirty (30) days’ prior written notice of its intent to cancel any such insurance.

13.7.	IROKO shall maintain or cause to be maintained at its own cost full and sufficient third party, product liability, public and product recall insurance to cover its actual and potential liabilities hereunder within limits acceptable to ASPEN, acting reasonably.

13.8.	In the event that either party receives a claim or demand in respect of a matter which is the subject of an indemnity under this clause 13 it shall give the other party notice thereof as soon as reasonably practicable and shall permit the other party to assist in the defence thereof at the other PARTY’S expense. The PARTIES shall co-operate in such defence by providing reasonable access to evidence available to them and each shall be entitled to participate in the other’s defence to the extent that in its judgement it may be prejudiced thereby.

13.9.	IROKO undertakes to ASPEN that –

13.9.1.	it will timely and fully comply with all of its obligations arising out of or flowing from all or any agreements concluded between it or its applicable AFFILIATE and MERCK (“the IROKO/MERCK Agreement”) relevant to the subject matter of this AGREEMENT;

13.9.2.	it shall, at its cost and expense, use its best commercial endeavours to do all things necessary to procure that MERCK fully complies with all of MERCK’s obligations arising out of or flowing from the IROKO/MERCK Agreement and that, against request, it shall appraise ASPEN, in writing, of MERCK’s said compliance or lack thereof (as the case may be).

14.	CONTINUOUS IMPROVEMENT PROGRAMME

14.1.	ASPEN agrees to use its commercially reasonable endeavours to identify and target all potential areas of cost reduction relating to the performance of its obligations. ASPEN further agrees to procure that PHARMACARE is bound by the provision of this 14.1. Examples of such areas of cost reduction include the following:

14.1.1.	improvements in quality and technology relating to the MANUFACTURE of PRODUCTS and to cGMP;

14.1.2.	reduction of waste associated with MANUFACTURE of PRODUCTS;

14.1.3.	a reduction in all costs associated with the performance of ASPEN’S obligations under this AGREEMENT including the cost of materials and all costs associated with the MANUFACTURE and delivery of the PRODUCTS;

14.1.4.	improvements in quality of service provided by ASPEN to IROKO in connection with the performance of this AGREEMENT;

14.1.5.	PACKAGING and processing time reduction in respect of the MANUFACTURE of PRODUCTS;

14.1.6.	improvements in the supply chain efficiency between ASPEN and IROKO and its AFFILIATES in connection with the performance of this AGREEMENT (including delivery procedures and transport costs where relevant);

14.1.7.	best practice in relation to cGMP issues;

14.1.8.	increase in ASPEN stock turnover time; and

14.1.9.	any other objectives agreed in writing by the technical managers from time to time.

14.2.	Each party shall disclose all IMPROVEMENTS of which it is aware to the other Party. ASPEN shall not implement any IMPROVEMENT without IROKO’S written consent obtained through the TECHNICAL CHANGE CONTROL PROCEDURE.

14.3.	If the IMPROVEMENT has received (i) IROKO’S written approval through the TECHNICAL CHANGE CONTROL PROCEDURE; and (ii) the relevant REGULATORY AUTHORITY’S written approval, ASPEN shall not unreasonably refuse or delay its implementation of any IMPROVEMENTS.

14.4.	The costs associated with any Continuous Improvement Programme shall be incorporated into the PACKAGING PRICE and/or MANUFACTURING PRICE, as the case may be to the extent these costs have not been reimbursed in terms of clause 12.

14.5.	In the event of any IMPROVEMENT, the PARTIES shall share equally in the savings resulting from such IMPROVEMENT; provided, however, that ASPEN acknowledges that any IMPROVEMENT to the PRODUCTS (including the MANUFACTURING process) shall belong exclusively to IROKO.

15.	INSPECTIONS

15.1	Notwithstanding any other provision of this AGREEMENT, IROKO’S representatives may upon reasonable prior notice to ASPEN:

15.1.1	inspect those parts of the MANUFACTURING SITE and the PACKAGING SITE used by PHARMACARE for the MANUFACTURE, PACKAGING and/or testing of the PRODUCTS and/or for generation and disposal of waste including but not limited to any hazardous waste arising from such MANUFACTURE, PACKAGING or testing;

15.1.2	review PHARMACARE’S procedures for the MANUFACTURE, PACKAGING and testing of the PRODUCTS and for dealing with and disposing of such waste; and

15.1.3	at its own expense take copies of all and any of ASPEN’S and/or PHARMACARE’S records relating to the MANUFACTURE, PACKAGING and testing of the PRODUCTS and to such waste.

15.2	ASPEN shall, upon the receipt of written request, ensure that PHARMACARE permits IROKO’S representatives (including any AFFILIATES or designated partners) and representatives of the REGULATORY AUTHORITY, to enter the MANUFACTURING SITE and/or the PACKAGING SITE at any reasonable time during regular business hours, and to inspect the facilities and procedures used by PHARMACARE in the MANUFACTURE and PACKAGING of the PRODUCTS and to test for standards of quality.

15.3	In the event of any REGULATORY AUTHORITY requiring any fee or a contribution towards its costs and expenses for attending upon inspections of the MANUFACTURING SITE and/or PACKAGING SITE, then such fee, cost and/or expense shall be borne and paid by IROKO, insofar as the inspections of the MANUFACTURING SITE and/or PACKAGING SITE relate to the TERRITORY, other than the LICENSED TERRITORY or by IROKO and ASPEN, jointly, insofar as such attendance relates to the LICENSED TERRITORY.

16.	DEFECTIVE PRODUCTS AND RETURNS

16.1.	IROKO (or its designated partner) shall notify ASPEN in writing or ensure that ASPEN is notified within seventy two (72) hours of any delivery of PRODUCT if the delivery is incomplete in accordance with the terms of this AGREEMENT or if there is an obvious defect with the delivery of PRODUCT (“Rejection Notice”). ASPEN shall then rectify the incomplete or defective delivery within six (6) weeks, running from the first date of notification of the Rejection Notice.

16.2.	IROKO shall notify ASPEN within a reasonable period of time, but in no circumstances more than thirty (30) days from the date that it becomes aware, or it receives notice from its customer(s) that a particular delivery of PRODUCT does not or may not comply with the requirements set out in clause 16.4.2.

16.3.	IROKO shall have the right, exercisable within the period prescribed under clause 16.2, to reject any such delivery of PRODUCT or any part thereof upon notification in writing to ASPEN. IROKO shall store the delivery of the rejected PRODUCT in accordance with ASPEN’S reasonable directions and, where reasonably requested, provide ASPEN with supporting evidence of the reasons for rejection.

16.4.	In the event of a PRODUCT rejection under this clause 16 -

16.4.1.	the payment obligations in relation to any such delivery shall be suspended forthwith pending resolution of the dispute;

16.4.2.	the PARTIES shall immediately endeavour to agree as to whether or not the delivery in question complies with the requirements of clause 9.3; and

16.4.3.	ASPEN shall be entitled at all reasonable times to inspect and/or analyse the PRODUCTS that comprise the delivery in question.

16.5.	The PARTIES shall use their best endeavours to resolve any dispute that may arise pursuant to this clause 16 within 30 (thirty) days of ASPEN being notified of any allegedly defective delivery of PRODUCTS (“Party Resolution Period”), failing which the dispute shall be determined by an independent laboratory mutually agreed to by the PARTIES and the decision of the independent laboratory shall be final and binding on the PARTIES. The independent laboratory shall act as an expert and not as an arbitrator and its fees shall be borne by the PARTY against whom the independent laboratory’s decision is given. Should the PARTIES fail to agree on the appointment of the independent laboratory within ten (10) days after the expiry of the Party Resolution Period, the independent laboratory shall be nominated at the request of any PARTY to the dispute by the President for the time being of the South African Institute of Chartered Accountants (or his successor-in-title) if IROKO requests such an appointment, or appointed by the then President of the Luxembourg Institut des Réviseurs d’Enterprises (or his successor-in-title), if ASPEN requests such an appointment.

16.6.	If any delivery of the PRODUCTS is agreed by IROKO and ASPEN or is found by the independent laboratory not to have complied with the requirements of clause 9.3, then ASPEN shall:

16.6.1.	subject to compliance with any APPLICABLE LAWS and regulations, dispose of the defective PRODUCTS at its own cost;

16.6.2.	deliver a replacement delivery of the PRODUCTS to IROKO as soon as practicable and using all reasonable efforts to ensure continuity of the supply of the PRODUCTS to IROKO and if not already paid for by IROKO, IROKO shall pay ASPEN for such replacement delivery in accordance with the payment provisions of clause 7, but subject to deduction of any costs described in clause 16.6.3; and

16.6.3.	promptly reimburse IROKO in respect of any cost including but not limited to freight, clearance, duty and storage charges incurred by IROKO in respect of the defective delivery.

16.7.	If a consignment of the PRODUCTS is found by the independent laboratory to comply with the requirements of clause 9.3, IROKO shall pay for such consignment in accordance with the payment provisions of clause 9, together with interest thereon at the rate of [***], from the due date of payment.

17.	ADVERSE EVENTS

17.1.	The provisions of this clause 17 are in amplification of the provisions of the TECHNICAL AGREEMENT.

17.2.	ASPEN shall promptly notify IROKO of all information coming into its possession concerning any actual or possible ADVERSE EVENT or PRODUCT complaint reports relating to any of the PRODUCTS. Such notice shall be given within no less than one (1) working day after receipt by ASPEN.

***	Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

17.3.	If any of the circumstances described in clause 17.2 arise, the PARTIES shall act promptly and cooperate fully to investigate the matter in accordance with IROKO’S or its AFFILIATES’ procedures for investigating complaints in order to determine the validity of product complaints, and to assure the conformity of the PRODUCT to the requirements set out in clause 9.3 and the quality of the PRODUCT.

17.4.	IROKO shall be responsible during the term of this AGREEMENT for processing and submitting to the applicable authorities or agencies all individual case ADVERSE EVENT reports and pregnancy reports, and ASPEN shall be responsible for submitting PRODUCT complaint reports regarding the PRODUCT supplied hereunder as may be required by APPLICABLE LAWS. ASPEN will be responsible for following up all ADVERSE EVENT reports, pregnancy reports or PRODUCT complaint reports generated from countries in the LICENSED TERRITORY for the purpose of gathering additional clarifying information and will submit such information to IROKO or its designee. IROKO or its designee will be responsible for following up all ADVERSE EVENT reports, pregnancy reports or PRODUCT complaint reports generated from countries in the TERRITORY, other than the LICENSED TERRITORY. IROKO and ASPEN will collaborate in good faith in developing procedures for providing to IROKO any information coming into ASPEN’S possession concerning ADVERSE EVENTS, pregnancy reports or PRODUCT complaints with respect to the PRODUCT supplied hereunder. ASPEN shall in good faith cooperate with IROKO and any governmental authorities in the investigation and resolution of any ADVERSE EVENT relating to the PRODUCT.

17.5.	Under no circumstances shall ASPEN, unless it has first obtained the approval of IROKO, take any action on ADVERSE EVENT reports, pregnancy reports or PRODUCT complaints reported to it relating to the PRODUCT. Any notice to IROKO under this AGREEMENT shall be served on the domicilium specified and provided for on the first page of this AGREEMENT, marked for the General Counsel.

17.6.	Should ASPEN become aware of any human safety-related issues relating to the MANUFACTURE of the PRODUCTS, it shall notify IROKO within one (1) working day.

18.	TERMINATION

18.1.	In the event that

18.1.1.	either party is placed under judicial management or is wound up, whether compulsorily or voluntarily; or

18.1.2.	either party compromises with its creditors or attempts to do so; or

18.1.3.	either party falls to observe any of the provisions or perform any of the other terms and conditions of this AGREEMENT, all of which shall be deemed to be material, and in the event such party fails to remedy such breach or persists with such failure within a period of fourteen (14) days of notice to it to remedy such breach or failure, in any of the aforesaid events, the other party shall have the right, without prejudice to any other rights might thereupon be available to it -

18.2.	to enforce the relevant provisions of this AGREEMENT and to proceed against the defaulting party for the recovery of damages, if any, due to it, and

18.2.1.	to declare the whole balance of all amounts owing pursuant to this Agreement, inclusive of interest to date, forthwith to be due, owing and payable;

18.2.2.	to terminate this AGREEMENT immediately upon notice and to declare the whole balance of all amounts owing pursuant to this AGREEMENT, inclusive of interest to date, forthwith to be due, owing and payable and to proceed against the defaulting party for the recovery of damages, if any, due to it.

18.3.	If at any time during the term of this AGREEMENT there shall be any change in the legal or beneficial ownership or control of IROKO, it shall immediately so notify ASPEN in writing.

For the purposes of this clause, “control” shall mean either the ownership of more than fifty per cent (50%) of the ordinary share capital of IROKO carrying the right to vote at general meetings or the power to nominate a majority of the board of directors of IROKO.

18.4.	Notwithstanding anything to the contrary herein contained, the provisions of clauses 11, 13.5, 13.6, 17, 19, 20, 23, 24, 25, 28 and 30 shall survive any termination of this AGREEMENT.

18.5.	Neither PARTY (the “OFFENDING PARTY”) shall under any circumstances whatsoever (even if advised of a possibility of such damages) be liable for any indirect, special or consequential loss or damage sustained by the other PARTY howsoever caused, including whether or not caused by the negligence of the OFFENDING PARTY, its agents or employees arising out of any contract, tort (delict), negligence, strict liability or otherwise, but excluding, however, any loss or damage arising out of the fraud or wilful misconduct of the OFFENDING PARTY.

19.	EFFECT OF TERMINATION

Upon the expiration, termination or cancellation of this AGREEMENT for any reason –

19.1.	Provided that the termination or cancellation is not due to ASPEN’s breach of clause 13.1.1 or IROKO’s breach of any provisions of this AGREEMENT, ASPEN shall pursuant to clause 8 fill any outstanding orders of the PRODUCTS and pursuant to clause 9 deliver the PRODUCTS MANUFACTURED pursuant to such orders; and

19.2.	the whole balance of all or any monies owing by IROKO to ASPEN, inclusive of interest to date, shall forthwith be due, owing and payable, minus, if IROKO is the terminating Party, any damages incurred by IROKO in connection with or arising out of the termination or cancellation; and

19.3.	ASPEN shall deliver to IROKO, pursuant to clause 9, all manufacturing materials, packaging materials, active and other ingredients, excipients, raw materials and other components of the PRODUCTS then in ASPEN’S possession (and not required for the purposes of clause 19.1) and IROKO shall, against demand, reimburse to ASPEN its cost price thereof, including freight and insurance costs, if any.

19.4.

ASPEN shall, at IROKO’S cost and expense, reasonably co-operate with IROKO and its designated third party in transferring the IROKO DATA and full documentation related thereto to such third party, including permitting observation of the MANUFACTURING of the PRODUCTS at the MANUFACTURING SITE and/or of the PACKAGING of the PRODUCTS at the PACKAGING SITE, upon reasonable prior notice during regular business hours.

20.	CUSTOMER COMPLAINTS AND RECALL PROCEDURES

20.1.	ASPEN shall ensure that PHARMACARE maintains adequate manufacturing despatch and analytical records and that they are made available to IROKO in order to assess the quality and destination of the PRODUCTS in the event of a PRODUCT complaint or suspected defect.

20.2.	In the event that IROKO requires access to any records, ASPEN shall facilitate immediate access to such records.

20.3.	The management of customer complaints and recalls shall be attended to in accordance with the provisions of the TECHNICAL AGREEMENT.

21.	ASSIGNMENT

Neither party shall be entitled to assign or sub-contract this AGREEMENT nor any part, share or interest therein without the prior written consent of the other party, which consent shall not be unreasonably refused, withheld or delayed: Provided, however, that –

21.1.	IROKO shall have the right to assign its rights and obligations under this AGREEMENT to an AFFILIATE under its control or in connection with a merger, a consolidation, a license or sale of substantially all of its assets or other equivalent transaction without obtaining ASPEN’S consent; and

21.2.	ASPEN shall have the right to sub-contract its obligations under this AGREEMENT in accordance with the provisions of 26.

22.	NOTICES

22.1.	The PARTIES hereto select as their respective domicilia citandi et executandi the following physical addresses:

Name	Physical Address	Telefax Number

ASPEN	c/o Kross Border Trust Services Limited Manor House, 1st Floor Corner St George / Chazal Streets Port Louis Mauritius	+(230) 203 6650

	With a copy to: Aspen Pharmacare Holdings Limited 1st Floor Aspen House, Aspen Park 98 Armstrong Avenue La Lucia Ridge Durban, 4019 Republic of South Africa Attn: Group Chief Executive	+27 31 5808640

Name	Physical Address	Telefax Number

IROKO	65, boulevard Grande-Duchesse Charlotte, L-1331 LUXEMBOURG Attn: Gérant provided that a party may change its domicilium to any other physical address and its address for the purposes of notices to any other postal address by written notice to the other party to that effect. Such change of address will be effective 7 (seven) days after receipt of notice of the change of domicilium.

22.2.	All notices to be given pursuant to this AGREEMENT will be in writing and shall be deemed properly served if:-

22.2.1.	delivered by hand to a responsible person during normal business hours, be rebuttably presumed to have been received on the date of delivery; or

22.2.2.	sent by Federal Express or other like international courier service, be rebuttably presumed to have been received within five (5) business days of posting, or

22.2.3.	if sent by facsimile, on the date of receipt of successful facsimile transmission.

23.	CONFIDENTIALITY

23.1.	For the purposes of this clause 23 each PARTY is sometimes referred to as a “Disclosing Party” in its capacity as the party providing information to the other PARTY hereunder, and as a “Receiving Party” in its capacity as the PARTY receiving information from the other PARTY hereunder.

23.2.	Subject to clauses 23.5 and 23.6 and save as required by any law or by any regulatory body to which a Receiving Party is subject, during the period of period of this AGREEMENT and for five years after termination of this AGREEMENT, the Receiving Party shall: -

23.2.1.	keep the CONFIDENTIAL INFORMATION confidential and ensure that proper and secure storage is provided for all the CONFIDENTIAL INFORMATION;

23.2.2.	not expressly or impliedly, directly or indirectly disclose or allow to be disclosed any of the CONFIDENTIAL INFORMATION to any other person other than with the prior written consent of the Disclosing Party or in accordance with clauses 23.3 and 23.4; and

23.2.3.	not expressly or impliedly, directly or indirectly (and whether for its own benefit or the benefit of any other person) use and/or exploit or allow to be used and/or exploited any of the CONFIDENTIAL INFORMATION for any purpose other than the proper performance of its obligations under this AGREEMENT or any other written agreement in connection with the business between the PARTIES.

23.3.

During the term of this AGREEMENT, the Receiving Party may disclose the CONFIDENTIAL INFORMATION to its or its AFFILIATES’ employees and/or professional advisers to the extent that it is necessary for the purpose of this AGREEMENT or any other AGREEMENT current from time to time in connection with the business between the PARTIES (“the Recipient”). For the avoidance of doubt, IROKO may disclose necessary CONFIDENTIAL INFORMATION to its appointed nominee for the purpose of obtaining and maintaining certain Health Registrations in accordance with clause 5 and such nominee will be deemed a Recipient for the purpose of this clause 23.

23.4.	The Receiving Party shall procure that each Recipient is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this AGREEMENT as if the Recipient was a party to this AGREEMENT. The Receiving Party shall be responsible for the compliance or non compliance of the Recipient with the obligations of confidentiality under this AGREEMENT.

23.5.	The obligations contained in clauses 23.2 to 23.4 shall not apply to any CONFIDENTIAL INFORMATION which:-

23.5.1.	as at the EFFECTIVE DATE is, or at any time after the EFFECTIVE DATE, comes into the public domain other than through any unlawful act or omission or any breach of this AGREEMENT or any other confidence by the Receiving Party or any Recipient;

23.5.2.	can be proved by the Receiving Party to have been known (other than through any unlawful act or omission or any breach of this AGREEMENT or any other confidence by the Receiving Party or any Recipient) to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party;

23.5.3.	subsequently comes lawfully into possession of the Receiving Party from a third party (other than a group undertaking of any Receiving Party); or

23.5.4.	can be proved by the Receiving Party to have been developed independently by the Receiving Party other than from information disclosed by the Disclosing Party or disclosed in breach of any of the obligations contained in clauses 23.2 to 23.4 or of any other confidence or pursuant to any unlawful act or omission.

23.6.	Upon termination of this AGREEMENT, each party shall, at the other PARTY’S direction, either return or destroy all of the other PARTY’S CONFIDENTIAL INFORMATION which it has in its possession or under its control.

24.	NATURE OF RELATIONSHIP

24.1.	The relationship of the PARTIES pursuant to this AGREEMENT with regard to the PRODUCTS shall be that of purchaser and supplier/manufacturer, neither PARTY being the agent or partner of the other. Neither PARTY shall be entitled to bind the credit of the other.

24.2	Each of the PARTIES undertakes in regard to the carrying out of the provisions of this AGREEMENT that it will act in the utmost good faith in its relationship with the other PARTY.

25.	ADVERSE EVENTS AND FORCE MAJEURE

25.1.	In the event of either of the PARTIES suffering a material prejudice as a consequence of the tax laws or regulations applicable to either of the PARTIES at any time, the PARTIES will enter into good faith negotiations to re-structure the arrangements (as recorded in this AGREEMENT) between the PARTIES in such a way as to diminish the effect of such prejudice to the greatest extent possible.

25.2.	Delay or failure to comply with or breach of any of the terms and conditions of this AGREEMENT if occasioned by or resulting from an act of God or public enemy, fire, explosion, earthquake, perils of the sea, flood, storm or other adverse weather conditions, war declared or undeclared, civil war, revolution, civil commotion or other civil strife, terrorism, riot, strikes, blockade, embargo, sanctions, epidemics, act of an government or other authority, compliance with government orders, demands or regulations, or any circumstances of like or different nature beyond the reasonable control of the PARTY so failing (“force majeure”), shall not be deemed to be a breach of this AGREEMENT nor shall it subject either PARTY to any liability to the other.

25.3.	If any force majeure occurs in relation to either PARTY which affects or may affect the performance of any of its obligations under this AGREEMENT, it shall notify the other PARTY forthwith as to the nature and extent of the circumstances in question.

25.4.	Neither PARTY shall be deemed to be in breach of this AGREEMENT, or shall be otherwise liable to the other PARTY, by reason only of any delay in performance, or the non-performance of any of its obligations hereunder, to the extent that the delay or non-performance is due to any force majeure of which it has duly notified the other PARTY, and the time for performance of that obligation shall be extended accordingly.

25.5.	If the performance by either PARTY of any of its obligations under this AGREEMENT is prevented or delayed by force majeure for a continuous period in excess of five (5) working days, the PARTIES shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable in the circumstances.

25.6.	Should either PARTY be prevented from carrying out its contractual obligations by force majeure lasting continuously for a period of six (6) months, and no mutually acceptable arrangement is arrived at within such period, either PARTY shall be entitled to terminate the AGREEMENT forthwith on written notice.

26.	SUB-CONTRACTORS

26.1	ASPEN shall not, without the prior written consent of IROKO (which consent shall not be unreasonably withheld or delayed), appoint any sub-contractor (other than PHARMACARE in terms of the TOLL MANUFACTURING AGREEMENT), or any other person or persons to carry out its obligations under this AGREEMENT. For clarification purposes, it is recorded that ASPEN shall have the irrevocable rights to sub-contract the whole or any portion of its obligations to MANUFACTURE and/or PACK the PRODUCTS to PHARMACARE in terms of the TOLL MANUFACTURING AGREEMENT.

26.2	In the event that ASPEN appoints a sub-contractor, including PHARMACARE, or other person to perform its obligations, whether in whole or in part, it shall remain liable to IROKO for the performance of all its obligations and shall ensure that any such sub-contractor, including PHARMACARE, or other person reads and understands the implications of this AGREEMENT.

27.	GOVERNING LAW AND JURISDICTION

27.1.	All matters arising from or in connection with this AGREEMENT, its validity, existence or termination shall be determined in accordance with the laws as in effect from time to time of England and Wales (without reference to rules of conflicts of laws), save to the extent provided for in 27.2.

27.2.	Save as provided for in 7.2, 7.6, 9.3 and 16.5, in the event of any dispute or difference arising between the PARTIES relating to or arising out of this AGREEMENT, including the implementation, execution, interpretation, rectification, termination or cancellation of this Agreement, the Chief Executive Officers or Executive Chairperson (as the case may be) of the PARTIES shall forthwith meet to attempt to settle such dispute or difference, and failing such settlement within a period of 21 (twenty one) business days, the said dispute or difference shall, on written demand by any PARTY to the dispute, be submitted to arbitration before 3 (three) arbitrators in London in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules as are in force at the date of the aforementioned written demand.

27.3.	Notwithstanding anything to the contrary contained in this AGREEMENT, nothing in this clause 27 shall preclude any party to the arbitration from seeking interlocutory relief in any court having jurisdiction, pending the institution of appropriate proceedings for the enforcement of any rights under this AGREEMENT.

27.4.	The PARTIES to the arbitration undertake to keep the arbitration, including the subject matter of the arbitration and the evidence heard during the arbitration, confidential and not to disclose it to anyone except for the purposes of an order to be made in terms of clause 27.5, subject, however, to any disclosure obligations under APPLICABLE LAWS, including securities laws.

27.5.	The majority decision of the arbitrators shall, in the absence of manifest error, be final and binding on the PARTIES to the arbitration and may be made an order of court at the instance of any party to the arbitration.

27.6.	The provisions of this clause 27 are separate and severable from the rest of this AGREEMENT and shall remain in effect despite the termination or invalidity for any reason of this AGREEMENT.

28.	ETHICAL STANDARDS AND HUMAN RIGHTS BY IROKO

28.1.	Unless otherwise required or prohibited by the APPLICABLE LAWS, IROKO warrants to ASPEN that, to the best of its knowledge, that in relation to the performance of its obligations in terms of this AGREEMENT –

28.1.1.	it does not employ engage or otherwise use any child labour in circumstances such that the tasks performed by any such child labour could reasonably be foreseen to cause either physical or emotional impairment to the development of such child;

28.1.2.	it does not use forced labour in any form (prison, indentured, bonded or otherwise) and its employees are not required to lodge papers or deposits on starting work;

28.1.3.	it provides a safe and healthy workplace, presenting no immediate hazards to its employees. Any housing provided by IROKO to its employees is safe for habitation. IROKO provides access to clean water, food, and emergency healthcare to its employees in the event of accidents or incidents at the IROKO’S workplace;

28.1.4.	it does not discriminate against any employees on any ground (including race, religion, disability or gender);

28.1.5.	it does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or abusive disciplinary practices in the workplace;

28.1.6.	it pays each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is the higher) and provides each employee with all legally mandated benefits;

28.1.7.	it complies with the laws on working hours and employment rights in the countries in which it operates;

28.1.8.	it is respectful of its employees right to join and form independent trade unions and freedom of association.

28.2.	IROKO shall ensure that it has ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies. In the case of any complaints, IROKO shall report the alleged complaint and proposed remedy to ASPEN.

29.	ETHICAL STANDARDS AND HUMAN RIGHTS BY ASPEN

29.1.	Unless otherwise required or prohibited by the APPLICABLE LAWS, ASPEN warrants to IROKO that, to the best of its knowledge, that in relation to the performance of its obligations in terms of this AGREEMENT –

29.1.1.	it does not employ engage or otherwise use any child labour in circumstances such that the tasks performed by any such child labour could reasonably be foreseen to cause either physical or emotional impairment to the development of such child;

29.1.2.	it does not use forced labour in any form (prison, indentured, bonded or otherwise) and its employees are not required to lodge papers or deposits on starting work;

29.1.3.	it provides a safe and healthy workplace, presenting no immediate hazards to its employees. Any housing provided by ASPEN to its employees is safe for habitation. ASPEN provides access to clean water, food, and emergency healthcare to its employees in the event of accidents or incidents at the ASPEN’S workplace;

29.1.4.	it does not discriminate against any employees on any ground (including race, religion, disability or gender);

29.1.5.	it does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or abusive disciplinary practices in the workplace;

29.1.6.	it pays each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is the higher) and provides each employee with all legally mandated benefits;

29.1.7.	it complies with the laws on working hours and employment rights in the countries in which it operates;

29.1.8.	it is respectful of its employees right to join and form independent trade unions and freedom of association.

29.2.	ASPEN shall ensure that it has ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies. In the case of any complaints, ASPEN shall report the alleged complaint and proposed remedy to IROKO.

30.	GENERAL

30.1.	This AGREEMENT constitutes the whole of the agreement between the PARTIES hereto relating to the subject matter hereof and save as otherwise provided herein no amendment, alteration, addition, variation or consensual cancellation shall be of any force or effect unless reduced to writing and signed by the PARTIES hereto or their duly authorized representatives.

30.2.	The PARTIES agree that no other conditions, warranties or representations whether oral or written, and whether express or implied whether by statute or otherwise, shall apply hereto.

30.3.	No addition to, variation, novation or agreed cancellation of this AGREEMENT shall be of any force or effect unless in writing and signed by or on behalf of the PARTIES.

30.4.	The failure of a PARTY in any instance to insist on the strict performance of the terms of this AGREEMENT shall not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the PARTY’S failure to insist upon strict performance, or at any subsequent time.

30.5.	All costs, charges and expenses of any nature whatever which may be incurred by a PARTY in enforcing its rights pursuant to this AGREEMENT, including legal costs on the scale of attorney and own client and collection commission, irrespective of whether any action has been instituted, shall be recoverable from the PARTY against which such rights are successfully enforced.

30.6.	All provisions in this AGREEMENT are, notwithstanding the manner in which they have been put together or linked grammatically, severable from each other. Any provision of this AGREEMENT which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatsoever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions of this AGREEMENT shall be of full force and effect. The PARTIES declare that it is their intention that this AGREEMENT would be executed without such unenforceable provisions if they were aware of such unenforceability at the time of its execution.

30.7.	This AGREEMENT may be signed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. A counterpart of this AGREEMENT in fax form shall be conclusive evidence of the original signature and shall be as effective in law as the counterparts in original form showing the original signatures.

30.8.	Termination of this AGREEMENT shall not release either PARTY hereto from any liability or right of action which at the time of termination has already accrued to either PARTY hereto or which may thereafter accrue in respect of any act or omission prior to such termination. Such rights shall include but not be limited to the recovery of any monies due hereunder.

31.	COSTS

Each PARTY shall bear and pay for its own costs of and incidental to the negotiation, drafting, preparation and execution of this AGREEMENT.

SIGNED BY ASPEN IN MAURITIUS ON THIS 1st day of APRIL 2008

AS WITNESSES:
		For:	ASPEN GLOBAL INCORPORATED
1.

2.

DHANUN UJOODHA or SHARMIL SHAH, warranted by his signature that he is duly authorised hereto

SIGNED by IROKO at Philadelphia, PA on this 1st day of April 2008

AS WITNESSES:	For: IROKO PHARMACEUTICALS
(LUXEMBOURG) SARL
1.

2.

OSAGIE IMASOGIE, warranted by his signature that he is duly authorised hereto

APPENDIX 1

PRODUCTS AND TRADEMARKS

Methyldopa	250mg, 500mg	Tablets	ALDOMET®

Indomethacin	25mg, 50mg	Capsules	INDOCIN®

APPENDIX 2

TECHNICAL AGREEMENT

Between

IROKO PHARMACEUTICALS (LUXEMBOURG) SARL

and

ASPEN GLOBAL INCORPORATED

and

PHARMACARE LIMITED

TRADING AS ASPEN PHARMACARE

In this Agreement, reference to “Aspen” shall mean Aspen Global Incorporated and/or Pharmacare Limited, as the context may require, this having regard to the fact that Aspen Global Incorporated will appoint Pharmacare Limited in terms of a Toll Manufacturing Agreement to manufacture and/or pack the products which are the subject matter of this Agreement.

This document constitutes the TECHNICAL AGREEMENT required in terms of Good Manufacturing Practice (cGMP). The agreement defines roles and responsibilities for Iroko and Aspen relating to pharmaceutical manufacture, packaging and assembly of products listed in Appendix 1.

The TECHNICAL AGREEMENT defines the individual responsibilities of IROKO and Aspen and in particular defines who is responsible for the cGMP aspects of manufacturing and specifies the way in which the RESPONSIBLE PHARMACIST releasing product batches for sale ensures they comply with the Marketing Authorisation.

The TECHNICAL AGREEMENT takes the form of a detailed checklist of all the activities associated with pharmaceutical production, analysis and release. Responsibility for each activity is assigned to either Iroko or Aspen or may be a dual responsibility. If any element of the checklist does not apply, it will be denoted as Not Applicable (N/A). A list of the products and countries to which this TECHNICAL AGREEMENT applies is attached as Appendix 1. It is then appended to the legal contract, which covers the commercial and other aspects of the AGREEMENT between the PARTIES.

In general, Iroko will provide, to the best of its knowledge, to Aspen technical know-how and technical documents. Aspen will package or manufacture for distribution/sale by Aspen or supply bulk product or finished packs to an Iroko distribution/partner. Aspen will perform the required activity/tasks using their facilities, equipment, staff and procedures to manufacture the product(s) under cGMP conditions.

Packaging by Aspen

Aspen, using Iroko technical information, will package bulk products supplied to Aspen by iroko from an Iroko third party manufacturing partner (e.g. Merck). In this case, Iroko is responsible to assure to Aspen that Iroko supplied bulk product meets all finished goods specifications and provides Aspen all required technical documentation. This product maybe distributed by Aspen or shipped to an Iroko partner for distribution/sale in agreed upon areas (e.g. Europe)

Manufacturing by Aspen

Aspen, using Iroko technical information and formulations, will also manufacture, package and distribute for sale products listed in Appendix 1. In this process, Aspen will assure that all products manufactured by Aspen meet the current finished product specifications. Aspen may also supply to an Iroko partner bulk product that will be shipped to the Iroko partner for packaging and distribution (e.g. Europe).

Technical Agreement Review Date: 3 years (or sooner if the products or activities change)

NOTE: Any changes to any of the steps specified within this TECHNICAL AGREEMENT must be approved, in writing, by both Iroko and Aspen prior to implementation.

TECHNICAL AGREEMENT

TECHNICAL AGREEMENT SIGNATURES

Company Name:	PHARMACARE
Address:	Building 12	Address of Manufacturing Plant if Different:	7 Falrclough Road
	Healthcare Park		Korsten, 6014
	Woodlands Drive		Port Elizabeth
Woodmead
Position:	RESPONSIBLE PHARMACIST		RESPONSIBLE PHARMACIST
Name:	Lorraine Hill		Lisa Fleetwood-Jones
Signature:
Date:

Company Name:	IROKO PHARMACEUTICALS (LUXEMBOURG) SARL
Address:	65, boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg
Position:
Name:
Signature:
Date:

Company Name:	ASPEN GLOBAL INCORPORATED
Address:	c/o Kross Border Trust Services Limited, Manor House, 1st Floor, Corner St George / Chazal Streets, Port Louis, Mauritius
Position:
Name:
Signature:
Date:

TECHNICAL AGREEMENT

Responsible Party
		Iroko	Aspen
1.0	RESPONSIBILITIES cGMP REQUIREMENTS

1.1	MANUFACTURE and PACKAGE in accordance with Good Manufacturing Practices as defined in the PIC Guide and any locally imposed requirements.	X	X

1.2	Iroko and Aspen should have a copy of the relevant information from registered PRODUCT dossier for the product on site. Iroko has responsibility for notifying the Aspen of any MCC changes.	X	X

1.3	Maintain a valid Manufacturing License covering manufacture of the product.		X

1.4	MANUFACTURE and PACK product in strict adherence to the approved Marketing Authorisation also known as the PRODUCT dossier (as defined in footnote 1).		X

1.5	Permit audits of all relevant facilities, procedures and documentation by the Iroko. Notify Iroko of any adverse regulatory activity that directly impacts on the supplied product. Permit inspection by Regulatory Authorities.		X

1.6	Advise Iroko in the event of an inspection by any regulatory agency in respect of any product listed in Appendix 1. Advise Iroko in the event of any critical or major regulatory agency non-conformances concerning facilities, procedures or processes that may affect products listed in appendix 1.		X

1.7	Aspen agrees not to subcontract any of the manufacturing or testing work to a third party without prior written agreement from Iroko. All Iroko—Aspen approved third party subcontractors used by Aspen must meet the requirements of this TECHNICAL AGREEMENT.		X

1.8	Approve all Master Manufacturing Instructions (Production Operating Instructions), (as defined in footnote 2)	X	X

1.9	Make no changes to the registered product specification or registered manufacturing process without prior written agreement. All changes must follow a documented change control system (defined in footnote 3).		X

1.10	Document and notify any deviation, out-of-specification results, non-compliance with cGMP, investigations, complaints or other matters which may impact the decision of the RESPONSIBLE PHARMACIST to certify the finished product batch for release to market. Non Conformance deviation investigations must be conducted following a documented deviation Investigation reporting system (as defined in footnote 4) and must include notification to the Iroko.		X

Responsible Party
		Iroko	Aspen

1.11	Make no changes in the sourcing of any actives or excipient materials from the approved vendor list without prior written agreement. All changes must follow a documented change control system (as defined in footnote 3).		X
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

1.12	Control the quality of all actives and excipients according to specification by the application of approved analytical methods. Should issues occur subsequent to release that would invalidate or compromise results already provided, the Iroko must be immediately notified.
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

1.13

Batch release by an authorised RESPONSIBLE PHARMACIST (or equivalent responsible person) after review of the information specified in sections 2, 3 and 4 to ensure compliance with the PRODUCT dossier, (as defined in footnote 2)

A full certificate of analysis and a certificate of conformance (release statement) will be supplied to Iroko,

PRODUCT failing to meet the general specification may not be dispatched to Iroko without prior written agreement. No product failing to meet the valid PRODUCT dossier specification in full can be dispatched to Iroko without prior AGREEMENT from the relevant Ministry of Health (as defined in footnote 1)

	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

1.14	Maintain all batch records for a minimum of 2 years after the expiration date and supply all such records to the Iroko on request.
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

Responsible Party
		Iroko	Aspen

1.15	Not to reprocess (including non-standard inspections) without prior written approval from the Iroko. All reprocessing operations must be validated.
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

1.16	Report all batch failures and major deviations to Iroko within 24 hours even if shipping schedules are not affected.
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

1.17	Investigate product complaints from Iroko within the specified and agreed upon times.
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

1.18	If the active ingredient is listed as a scheduled controlled substance, all the requirements of the Medicines Control Act 101 of 1965 and its amendments and regulations must be adhered to.		N/A

1.19	If the product contains a medical device then compliance with directive 93/42/EEC is required.		N/A

1.20	Aspen will survey/audit vendors of the primary packaging commodities utilised in the production of PRODUCT. This survey will identify these primary packaging commodities as being of animal origin or not being of animal origin, and shall be completed by (as detailed in footnote 5)		X

1.21	Aspen agrees to not to manufacture or package any Iroko products in the same facility that is used by Aspen to manufacture highly sensitising materials (e.g. penicillins/cephalosporins), biological preparations (e.g. from live microorganisms), hormones, cytotoxics, cytostatics or other compounds generally regarded as highly potent.		X
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

Responsible Party
		Iroko	Aspen

2.0	RESPONSIBILITIES PRODUCTION AND TESTING OF BULK MATERIAL

2.1	Master Formula per unit of product.
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK	X	X

2.2	Master PRODUCT specification.
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.3	Batch identification system for bulk manufacture.
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.4	Purchase of active substances (including certificates of analysis).
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.5	Storage of active substances.
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.6	Sampling of active substances.
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.7	Test method for active substances.
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

Responsible Party
		Iroko	Aspen

2.8	Analysis of active substances (including documentation).
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.9	Release of active substances.
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.10	Retain reference samples of active substances for at least 5 years after the date of manufacture of the active substance or at least one year after the expiry date of the last lot of product containing the batch of active material, whichever is longest
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.11	Procurement of excipient substances (including certificates of analysis)
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.12	Storage of excipient substances.
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.13	Sampling of excipient substances.
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.14	Test method for excipient substances.
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

Responsible Party
		Iroko	Aspen

2.15	Analysis of excipient substances (including documentation, certificate of analysis, etc.)
PACKAGING ONLY OF IROKO SUPPLIED BULK
PRODUCTION AND TESTING OF BULK MATERIAL
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.16	Release of excipient substances.
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.17	Retain reference samples of inactive substances for at least 5 years after the release of the inactive substance.
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.18	Process validation
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.19	Cleaning validation
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.20	Generation of Bill of Materials for bulk manufacture.
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.21	Adherence to Manufacturing Instructions (Standard Operating Instructions). ·
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF-ASPEN BULK		X

Responsible Party
		Iroko	Aspen

2.22	Production of bulk material (including batch documentation).
PACKAGING ONLY OF IROKO SUPPLIED BULK
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.23	In-process control instructions.
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.24	In process controls (including documentation).
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.25	Bulk material sampling plan.
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.26	Sampling of bulk material.
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.27	Test method for bulk material.
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.28	Test method validation of bulk
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

2.29	Analysis of bulk material.
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

Responsible Party
		Iroko	Aspen

2.30	Release of bulk material for packaging. lroko for lroko supplied bulk, Aspen for Aspen received bulk material and Aspen manufactured bulk	X	X

2.31	Retain reference samples of bulk material for at least 5 years after the release of the bulk material.		X

2.32	Certificate of analysis and conformance for bulk tablets/granulate, to be issued by a responsible pharmacist (or equivalent responsible person). lroko for Iroko bulk supplied to Aspen.	X	X
Aspen for Aspen manufactured bulk.

3.0	PACKAGING OF FINISHED PRODUCT

3.1	Procurement of primary packaging components (including certificates of analysis)		X

3.2	Storage of primary packaging components substances.		X

3.3	Sampling of primary packaging components substances		X

3.4	Test method for primary packaging components substances		X

3.5	Analysis of primary packaging components substances (including documentation, COA)		X

3.6	Release of primary packaging components substances		X

3.7	Finished product specification	X	X

3.8	Batch identification system for finished product.		X

3.9	Artwork and labelling text (blister, carton, leaflet, label, etc) & design	X

3.10	Labelling & artwork review and approval	X

3.11	SPECIFICATIONS for packaging materials		X

3.12	Test methods for packaging materials		X

3.13	Procurement of packaging materials		X

3.14	Analysis of packaging materials		X

3.15	Release of packaging materials		X

3.16	Samples of packaging materials to be attached to packaging record		X

3.17	Validation of packaging process		X

Responsible Party
		Iroko	Aspen

3.18	Bill of Materials for packaging		X

3.19	PACKAGING Instructions		X

3.20	PACKAGING operation (including documentation)		X

3.21	In-process control instructions		X

3.22	In process controls during packaging (including documentation)		X

3.23	Finished product-sampling plan		X

3.24	Sampling of finished product		X

3.25	Retain reference samples of finished product for at least one year after the expiry date		X

3.26	Reconciliation of packaging materials		X

3.27	Storage of packaging materials		X

4.0	RESPONSIBILITIES
TESTING AND RELEASE OF FINISHED PRODUCT (Aspen manufactured)

4.1	Test method for finished product.	X	X

4.2	Analysis of finished product (incl. Documentation)		X

4.3	Release to the lroko of finished product by a RESPONSIBLE PHARMACIST (or equivalent Responsible Person).		X

4.4	Certificate of analysis for finished product		X

4.5	Aspen performed Stability Testing (Refer footnote 6)	TBD	TBD
	Sampling of product	To be agreed	To be agreed
	Sample storage in temperature controlled stability incubators.	To be agreed	To be agreed
	Prior to initial supplies place the first batch of product of stability according to the following criteria.	To be agreed	To be agreed
	[***]	To be agreed	To be agreed
	[***]	To be agreed	To be agreed

***	Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Responsible Party
		Iroko	Aspen
	• [***]	To be agreed	To be agreed
	• [***]	To be agreed	To be agreed
	• [***]	To be agreed	To be agreed
	• [***]	To be agreed	To be agreed
	On a routine, annual, basis place one batch of product on stability for the duration of the shelf life of the product, reporting results to the lroko annually.	To be agreed	To be agreed
	• [***]	To be agreed	To be agreed
	• [***]	N/A	N/A
	• [***]	N/A	N/A

4.6	Results of 9 months required prior to marketing for a new product.		N/A

4.7	Results concurrent with marketing for changes not requiring prior REGULATORY AUTHORITY approval.	X

4.8	Pharmacovigilance and reporting of adverse drug events.	X	X

4.9	Complaints
	Collection and first logging	X
	Subsequent logging		X
	Investigation and issue of reports	X	X
	Follow up corrective action	X	X
	Response to the customer	X

4.10	Annual product review	X	X

4.11	PRODUCT Recall (See footnote 9)
	Decision to initiate recall	X	X
	Approval of wording of notification to Board of Health	X
	Notification to Board of Health	X
	Management of recall. (as defined in footnote 9)	X	X
	Reconciliation of returned product	X

*** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Responsible Party
		Iroko	Aspen
4.12	Responsibility to Authorities
	Liaison with Regulatory Authorities for approval, maintenance and updating of product dossier.	X
	Check that lroko has an appropriate Manufacturing License.	X
	Maintain safety/hazard and handling data on product and component materials		X
	Liaison with Health and Safety Authorities		X
	Liaison with Environmental Protection Authorities (Pollution Prevention)		X

TECHNICAL AGREEMENT

Responsible Party
		Iroko	Aspen
5.0	RESPONSIBILITIES
BATCH DOCUMENTATION

5.1	Provide complete batch documentation for the first two batches of product to the Iroko.
	PACKAGING ONLY OF IROKO SUPPLIED BULK.	X	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

5.2	Provide the following documentation to Iroko for each batch as specified below:		X
	Certificate of analysis signed by a RESPONSIBLE PHARMACIST (Or Equivalent Responsible Person)		X
Certificate of conformance (release statement)
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X
Other: Manufacturing Investigation Reports, Laboratory Investigation Reports and Change Controls as related to product Quality
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

5.3	Provide the following documents if requested for specific batches, within 5 working days of the request:
Bill of Materials for bulk manufacture
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X
Analytical results for raw materials
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

Responsible Party
		Iroko	Aspen
Manufacturing Instructions
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X
In process control record for manufacture
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X
Certificate of analysis for bulk material
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X
	Bill of Materials for packaging		X
	PACKAGING Instructions		X
	In-Process Control record for packaging		X
	Reconciliation of packaging material		X
	Stability date for batches included in the stability program (see footnote 6)	AS agreed	As agreed
Other (specify). CERTIFICATE OF ANALYSIS of Active raw material
	PACKAGING ONLY OF IROKO SUPPLIED BULK	X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X

5.4	Maintenance of distribution records (for use in the event of a product recall).	X

Responsible Party
		Iroko	Aspen
6.0	RESPONSIBILITIES STORAGE AND TRANSPORTATION OF BULK MATERIAL, FINISHED PRODUCT AND WASTE DISPOSAL

6.1	Storage of bulk material up to packaging or delivery ex-plant	X	X

6.2	Storage of finished product, whilst under control of the Iroko. (Conditions as per product requirements)		X

6.3	Storage of finished product upon delivery to third party distributor.		N/A

6.4	Storage under special conditions, e.g. refrigeration (specify conditions): Below 25°C, protected from light		N/A

6.5	Transportation of bulk material to packaging site or designated third party.	X	N/A

6.6	Transportation of finished product to designated delivery point.	X	N/A

6.7	Transport under special conditions (specify): In an enclosed container truck	X	N/A

6.8	Insurance for transportation ex-plant	X	N/A

6.9	Customs requirements	X

6.10	Disposal of waste		X

6.11	Disposal of special waste, e.g. toxic waste, solvents, etc. (Specify nature of waste and special disposal methods required) in accordance with the requirements of MCC and Health and Safety Authority		X
Active raw materials
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X
Excipient raw materials
	PACKAGING ONLY OF IROKO SUPPLIED BULK		X
	MANUFACTURING AND PACKAGING OF ASPEN BULK		X
	PACKAGING materials: foil, film, cartons etc.		X
	Accessories: bulk tablet containers etc.		X

TECHNICAL AGREEMENT

LIST OF QUALIFIED PERSONS AT IROKO
1.	TECHNICAL MANAGER / Quality issues: Joseph C. Crea V.P, Operations	Ph: 267-546-3012 Fax: 267-546-3004 E-mail: jcrea@iroko.com
2.	Regulatory / Legislation: Hanna Zyruk Director, Regulatory Affairs	Ph: 267-546-3010 Fax: 267-546-3004 E-Mail: hzyruk@iroko.com
3.	Logistics: Wilma Rivera Director, External Operations	Ph: 267-546-3036 Fax: 267-546-3004 E-Mail: wrivera@iroko.com

LIST OF QUALIFIED PERSONS AT ASPEN:
1.	TECHNICAL MANAGER / Quality issues: Lisa Fleetwood-Jones Technical Operations Executive	Ph: 041 4072636 Fax: 041 4072691 E-Mail: Lisafj@aspenpharma.com
2.	Regulatory / Legislation: Lorraine Hill Group Regulatory Executive	Ph: 031 5808608 Fax: 031 5808630 E-Mail: LHill@aspenpharma.com

TECHNICAL AGREEMENT-

APPENDIX 1: PRODUCTS

The products and markets covered by this TECHNICAL AGREEMENT are:

	INDOCID	INDOCID	ALDOMET	ALDOMET

INTERNATIONAL
PRIORITY COUNTRIES
Algeria
Argentina				40
Australia
Barbados				30
Brazil				30
Burkina Faso (FCP)
Cameroon (FCP)				30
Colombia				30
Congo				30
Costa Rica (SCP)				30
Dominican Republic (SCP)				30
Ecuador
El Salvador (SCP)				30
Ethiopia
Guatemala (SCP)				30
Honduras (SCP)				30
Hong Kong
Ireland				30
Ivory Coast (FCP)				30
Jamaica				30
Kenya				100
Mexico				30
Morocco (FCP)				30
Nicaragua (SCP)				30
Peru				30
Philippines
Reunion (FCP)				30
Senegal (FCP)				30
Singapore
South Africa

Trinidad	30
UK	30
Venezuela

INTERNATIONAL
NON PRIORITY COUNTRIES
Antigua	30
Aruba
Bahamas	30
Belize
Benin	30
Bermuda
Cayman Islands	30
Central African Emp
China
Chad	30
Curacao
Dijibouti	30
French Guiana	30
French Polynesia
Gabon	30
Guadeloupe	30
Guyana
Haiti	30
Korea
Libya
Madagascar	30
Mali	30
Martinique	30
Mauritania	30
New Caledonia	30
Niger	30
Panama	20, 30
Paraguay
Republic of Guiana	30
Taiwan
Togo	30
Uruguay	20
Zaire	30

Notes

Supply to the Philippines is currently in bulk l000s

Commercialisation plan for non priority countries to be finalised by 15th November

No product sales currently in China and Korea

Approval of Appendix 1	Signature	Date

Iroko:

Aspen:

Lorraine Hill

Lisa Fleetwood-Jones

TECHNICAL AGREEMENT

Footnote 1: Product Dossier

The product dossier includes copies of master specifications.

Footnote 2: Management of cGMP requirements

Aspen will at all times have a current and valid cGMP and manufacturing license obtained from the necessary Regulatory Body.

Iroko delegates the responsibility of RESPONSIBLE PHARMACIST as defined in this Contract, to the RESPONSIBLE PHARMACIST appointed by Aspen. This appointment will be reviewed annually during the cGMP and Risk Assessment Audit conducted by Iroko.

Footnote 3: Change Control

A documented procedure for the control of changes to manufacturing components, packaging materials, labelling, the method of manufacturing, product specifications, and commodity vendors must be utilised by the Iroko. Any significant changes that may or may not affect the quality, purity, safety, effectiveness or regulatory status of PRODUCT (i.e. requiring prior- approval by a REGULATORY AUTHORITY) shall be reviewed and approved by Iroko and Aspen prior to implementation.

When a change authorised through the change control system may or may not have the potential to require a regulatory submission; appropriate representatives from each firm will develop a joint strategy to secure the appropriate regulatory approval(s), as necessary. The change, if jointly approved by both companies in the change control system, may be approved and secured in Aspen documentation system prior to regulatory approval.

Batch record change control must be governed by the guidelines and procedures of the appropriate manufacturing plant. Original batch records will be maintained on site by the Aspen’s Manufacturing and Quality Assurance functions and must be available for inspection and review by Iroko in accordance with the provisions of the Manufacturing AGREEMENT.

Change Control Process should account for changes including, but not limited to approved vendor, raw materials, components specifications, and primary packaging components.

Guidelines for Change Control Notification:

1)	No notification required:
Change which does not obviously impact Iroko’s product, process, equipment etc., i.e. general repairs and preventative maintenance.

2)	Notification; review and the Iroko approval required:
Change which may have a minor impact on aspect(s) of the Iroko’s product, process, etc., e.g. upgrade of electrical system wiring; new vial washer; new autoclave; change to secondary packaging specs; change to the media fill SOP; change to batch records; maintenance required on dedicated equipment, etc.

3)	Notification, review, and the Iroko and Regulatory approval required:
Change that has a direct impact on Iroko’s product, process, or equipment, etc., e.g. changes to raw material and primary component, etc.

Footnote 4: Manufacturing, PACKAGING and/or Analytical Deviations, and Investigations

Aspen will utilize a documented exception reporting procedure for the identification and disposition of non-conforming materials and/or processes used in the manufacture of product. The procedure will include processes for batch specific corrective actions and for long-term preventative actions.

The procedure will also include provision and process for assuring the performance of adequate and appropriate failure investigations. Aspen will notify Iroko, by an established system, of deviations, excursions, and investigations within 5 days of occurrence. Should an investigation extend beyond 30 days, Iroko and Aspen shall mutually agree upon the communication requirements concerning the status and timing of the investigation.

Aspen shall approve all deviations and supply a copy with each batch certificate of analysis.

Investigation documents will be made available to Iroko during an on-site audit. Copies of reports will be made available to the Iroko upon request.

Footnote 5: Source and supply of Vendors or Raw Materials and PACKAGING Components

Iroko will survey vendors of all materials (including media fills and cleaning solutions) utilized in the production of PRODUCT. This survey will identify these PRODUCT related materials as being of animal origin or not being of animal origin, and shall be completed by the end of 2004.

At the completion of the aforementioned surveys, if all materials (including media fills and cleaning solutions) utilised in the manufacture of product at the Aspen facility are identified as not being of animal origin, then each CERTIFICATE OF ANALYSIS for such product will include the following statement:

“The material does not derive from, nor has it been in contact with, at any stage during manufacturing, raw materials, chemicals and/or excipients of animal origin. Material is defined as media fill supplies, cleaning agents, product ingredients and primary packaging components.”

At the completion of the aforementioned surveys, if any of the materials (including media fills and cleaning solutions) utilised in the manufacture of PRODUCT at the Aspen facility are identified being of animal origin, then each CERTIFICATE OF ANALYSIS for such PRODUCT will include the following information:

•	Species of animal

•	Tissue used

•	Country/countries of origin

•	Age of animals

•	Manufacturing process

•	Availability of any recognised certification for the material to national or international TSE control guidelines

•	Measures taken to reduce the risk of TSE contamination

•	Existence of Quality systems to ensure on-going accuracy of the above information

This information must be sufficiently detailed to confirm that the material complies with the relevant regulatory requirements (ref: CPMP note for guidance, EMEA/410/01 rev. 1). Aspen will establish and maintain a TSE assessment for all PRODUCT related materials (including media fills and cleaning solutions) and notify Iroko of changes in TSE status.

Footnote 6: Stability

Stability required by the APPLICABLE LAWS and/or precipitated by changes to products will be the responsibility of Iroko. Should Iroko require Aspen to perform such stability (and should Aspen have the required capacity and capabilities to perform such stability), then this will necessitate a separate agreement being reached between Iroko and Aspen.

Footnote 7: Management of Adverse Drug Reactions

While the overall management of the Adverse Drug Reactions would be Iroko’s responsibility, this is noted a shared responsibility as Aspen would need to supply the factory level information.

Footnote 8: Management of Complaints

While the overall management of the complaints would be Iroko’s responsibility, this is a shared responsibility as Aspen would need to supply the factory level information.

Apsen will promptly supply all relevant information required for the investigation of customer complaints, or other queries with respect to the quality of the product. Aspen will investigate all customer complaints and will report to the Quality Assurance Manager at Iroko of the findings of such an investigation. Iroko will undertake to reply to the complainant.

Guidelines for immediate notification of a customer complaint:

•	incorrect labeling

•	bacteriological or other contamination, stability failures etc

•	complaint by third party

•	product does not comply with product specifications, cGMP, laws and regulations

Footnote 9: Management of Recall

While the overall management of the recall would be Iroko’s responsibility, this is noted a shared responsibility as Aspen would need to supply the factory level information.

Aspen and Iroko will notify the other promptly if any batch of the product is alleged or proven to be the subject of a recall, market withdrawal or removal.

If the reason for the recall or withdrawal is due to the quality of product as supplied by Aspen, the decision to recall must be by mutual consent, unless a national authority requires a batch recall to be implemented. In the first instance, the Quality Assurance Manager (or nominated deputy), Iroko and the Quality Assurance Manager (or nominated deputy), Iroko must be contacted and receive all essential, relevant information.

Any recall will be in accordance with both lroko and Aspen’s Company Policies. The recall procedures, which ensure prompt action and which identifies the respective staff to be involved in the event of a recall will be followed.

Appropriate records will be kept by both Iroko and Aspen in a suitably accessible form to allow for timely and accurate retrieval of information in the event of a recall situation. The effectiveness of the recall procedure should be challenged at regular pre-determined intervals.

APPENDIX 3

TRADEMARK CONTROL ATTACHMENT

1.1	ASPEN shall use the TRADEMARKS strictly in accordance with IROKO’S standards and specifications (i) as provided in the AGREEMENT to which this Trademark Control Attachment is attached, and (ii) as may be supplied or otherwise designated from time to time by IROKO.

1.2	IROKO or its authorized representatives shall have the right to inspect at any time during normal business hours and after reasonable notice, the business premises of ASPEN to ensure that the character and quality of the goods used or services offered in association with the TRADEMARKS are satisfactory to IROKO.

1.3	ASPEN will, upon the request of IROKO and at IROKO’S cost and expense, supply to IROKO or its authorized representatives, samples of the goods in association with which it uses the TRADEMARKS together with samples of labeling, publicity advertising and promotional or other material used by it in the distribution, advertising, offering for sale and sale of such goods; and samples of materials employed in conjunction with services carried out under the TRADEMARKS.

APPENDIX 4

MANUFACTURING SITE

MANUFACTURER:

Aspen Pharmacare Oral Solid Dosage Facility

7 Fairclough Road

Port Elizabeth

6001

South Africa

EXECUTION VERSION

FIRST ADDENDUM TO

THE MANUFACTURING AND SUPPLY AGREEMENT

BETWEEN ASPEN GLOBAL INCORPORATED AND IROKO

PHARMACEUTICALS, LLC

First Addendum to IrokoPharma Manufacturing and Supply Agreement

EXECUTION VERSION

TABLE OF CONTENTS

		Page No.

1.	DEFINITIONS	3
2.	RECORDAL	3
3.	AMENDMENT OF AGREEMENT	3
4.	REMAINDER OF AGREEMENT	4

First Addendum to IrokoPharma Manufacturing and Supply Agreement

EXECUTION VERSION

THIS FIRST ADDENDUM TO THE MANUFACTURING AND SUPPLY AGREEMENT (“First Addendum”) is made and executed on this 17th day of August, 2011 (“Effective Date”)

AMONG:

ASPEN GLOBAL INCORPORATED, a company incorporated under the laws of the Republic of Mauritius, bearing registration number 078138 and having its registered office and principal place of business at GBS Plaza, Corner La Salette and Royal Roads, Grand Bay, Mauritius;

AND

IROKO PHARMACEUTICALS, LLC, a limited liability company formed in accordance with the laws of the State of Delaware and having its registered address at the Navy Yard Corporate Center, One Crescent Drive, Suite 400, Philadelphia, PA 19112 and AFFILIATES of the foregoing persons.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

Unless otherwise expressly stated, or the context otherwise requires, the words and expressions defined in the AGREEMENT shall bear the same meaning in this First Addendum as those ascribed to them in the AGREEMENT. Unless otherwise expressly stated, or the context otherwise requires, the words and expressions listed below shall, when used in this First Addendum, including this introduction, bear the meaning subscribed to them:

1.1.	“First Addendum” means this Addendum to the AGREEMENT;

1.2.	“AGREEMENT” means the Manufacturing and Supply Agreement between ASPEN and Iroko Pharmaceuticals, LLC dated 1 April 2008.

2. RECORDAL

2.1.	The Parties entered into the AGREEMENT.

2.2.	The Parties wish to amend the AGREEMENT on the terms and subject to the conditions set out in this First Addendum.

3. AMENDMENT OF AGREEMENT

Notwithstanding the date of signature of this First Addendum, the following terms are effective as 1 January 2011:

3.1 The definitions PACKAGING PRICE, PACKAGING SITE and PACKAGING TERM and all references to such definitions shall be deleted from the AGREEMENT.

First Addendum to IrokoPharma Manufacturing and Supply Agreement

3.2	Clause 6 of the AGREEMENT is deleted in its entirety.

3.3	Clause 7.2 of the AGREEMENT is deleted in its entirety.

3.4	Clause 7.4 of the AGREEMENT is replaced with –

“7.4	During the term of this AGREEMENT, by no later than 7 May of each year, ASPEN shall provide to IROKO a proposed MANUFACTURING PRICE for the next fiscal year commencing on 1 July (“MANUFACTURING PRICE PROPOSAL”), calculated on a [***] basis, determined in accordance with IFRS, plus a mark-up of ten percent (10%) of such costs. These costs shall include the actual cost of API, raw material, excipients, conversion costs or any other inputs of whatever value and exclude any freight costs and warehousing costs or any other direct costs that will be charged back from ASPEN to IROKO on an actual cost basis. As part of such MANUFACTURING PRICE PROPOSAL, ASPEN will provide IROKO with supporting documentation that provides the basis for the API costs. The supporting documentation should be presented in sufficient detail to enable IROKO to determine how such costs were calculated by ASPEN. For illustration purposes only, a sample report showing the level of detail that ASPEN should provide to IROKO is set forth in Appendix 6 of this AGREEMENT. Only during the annual cost review period or should ASPEN provide IROKO with an EXTRAORDINARY COST PROPOSAL, at IROKO’s specific request, ASPEN will provide additional detail on an SKU basis limited to the breakdown by component of API, excipients, packaging material, exchange rates, and manufacturing yield factors. For illustration purposes only, a sample report showing the additional level of detail which may be required by IROKO is attached as Appendix 7 to this AGREEMENT. IROKO will provide ASPEN with a written response to the MANUFACTURING PRICE PROPOSAL within ten (10) business days of receipt of such proposal from ASPEN. ASPEN will provide a written response to IROKO’s response to such proposal within ten (10) business days of receipt of IROKO’s response. IROKO and ASPEN will then discuss and agree on the new MANUFACTURING PRICE for the relevant PRODUCT which will apply, prospectively, from 1 July of that year. . If the PARTIES’ fail to agree on the new MANUFACTURING PRICE for the relevant

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PRODUCT, such dispute will be resolved in accordance with the dispute resolution mechanism set forth in clause 7.6 of this AGREEMENT.

3.5	Clause 7.5 of the AGREEMENT is replaced with –

“7.5	If at any time ASPEN incurs a material increase in cost directly resulting from the purchase of raw materials, excipients, API or any other inputs included in the current computation of the PRICE for the relevant PRODUCT that are MANUFACTURED at the MANUFACTURING SITE (“EXTRAORDINARY COST”) then the PRICE of the relevant PRODUCT shall be adjusted by mutual written consent of the PARTIES not to be unreasonably withheld. ASPEN will provide a written proposal of the actual EXTRAORDINARY COST and the proposed new PRICE for the relevant PRODUCT which shall include this EXTRAORDINARY COST (“EXTRAORDINARY COST PROPOSAL”) and subject to IROKO’s written consent, not to be unreasonably withheld; the PRICE of the relevant PRODUCT will be adjusted accordingly to reflect the EXTRAORDINARY COST. As part of the EXTRAORDINARY COST PROPOSAL, ASPEN will provide to IROKO detailed documentation of all costs included in such proposal. IROKO will respond to this EXTRAORDINARY COST PROPOSAL within ten (10) business days of receipt of such proposal. If the PARTIES fail to agree on the EXTRAORDINARY COST and the new PRICE for the relevant PRODUCT which incorporates the EXTRAORDINARY COST, such dispute will be resolved in accordance with the dispute resolution mechanism set forth in clause 7.6 of this AGREEMENT.

3.6	Clause 7.6 of the AGREEMENT is replaced with –

“7.6.

If either PARTY disputes the MANUFACTURING PRICE at any time during the term of this AGREEMENT, the PARTIES shall engage in good faith negotiations to agree on the MANUFACTURING PRICE. If the PARTIES fail to agree on one or both of such prices, within ten (10) business days of such dispute, the dispute shall be referred to the BOARD as defined by the Exclusive Sublicense Agreement between Aspen Pharmacare Holdings Limited and Iroko Pharmaceuticals (Luxembourg) SARL dated 6 December 2007 who shall engage in good faith negotiations to resolve the dispute within ten (10)

business days from the date of such referral. If requested by the BOARD, ASPEN will provide additional information in sufficient detail to enable the BOARD to determine how such costs were computed. If the BOARD cannot resolve the dispute, such dispute shall be referred to the respective Chairmen of the Boards of Directors of the PARTIES, and if the Chairmen cannot resolve the dispute within ten (10) business days of such referral, such dispute shall be referred to an independent arbitrator for resolution. The arbitrator shall be appointed by agreement between the PARTIES. If no agreement can be reached on appointment of the arbitrator it will be decided by the President of the Institute of Chartered Accountants of England and Wales. Such auditor shall act as an expert and not as an arbitrator and his decision shall, save for any manifest error, be final and binding on the PARTIES. The losing PARTY will bear all the costs of any necessary ARBITRATION including the reasonable costs of the other PARTY.”

3.7	The following new clause 7.12 is added to the AGREEMENT –

“7.12	Unless the PARTIES agree otherwise in writing, on 15 January and 15 July of each year, ASPEN will provide to IROKO a statement to reconcile the financial impact of exchange rate fluctuations for both PARTIES on an equitable basis (“EXCHANGE RATE STATEMENT”). This EXCHANGE RATE will not apply to any PRODUCT/S, raw materials, excipients, API or any other inputs of whatever nature (that have been previously agreed to by the PARTIES) and that have been purchased in USD. The PARTIES will engage in good faith negotiations and agree on the amount of the payments (if any) to be paid to the other PARTY to reflect the impact of exchange rate fluctuations within ten (10) business days of receipt of the EXCHANGE RATE STATEMENT and make such payments by 15 February for the EXCHANGE RATE STATEMENT sent in January and by 15 August for the EXCHANGE RATE STATEMENT sent in July. If the PARTIES fail to agree on the amount of payments due to the other PARTY based upon the EXCHANGE RATE STATEMENT, such dispute will be resolved in accordance with the dispute resolution mechanism set forth in clause 7.6 of this AGREEMENT.”

3.8	New Appendices 5, 6 and 7, attached hereto are hereby added to the AGREEMENT.

4. REMAINDER OF THE AGREEMENT

Save as expressly set out above or as necessarily implied by the context thereof all the other terms of the AGREEMENT shall remain of full force and effect.

SIGNED by ASPEN at Mauritius on this 8th day of AUG 2011

For ASPEN GLOBAL INCORPORATED

SAMER KASSEM, warranted by his signature that he is duly authorised hereto

SIGNED by IROKO PHARMACEUTICALS, LLC at Philadelphia, PA USA on this 17th day of August 2011

For IROKO PHARMACEUTICALS, LLC

Osagie Imasogie, warranted by his signature that he is duly authorised hereto

APPENDIX 5

Commencing on January 1, 2011 and ending on June 30, 2011, the PRICE/S for the PRODUCTS will be as set forth in this Appendix 5. In addition, the PRICE/S for the PRODUCTS for the period commencing on July 1, 2011 and ending on June 30, 2012 are also set forth in this Appendix 5. During the term of this Agreement, these PRICES may be adjusted (i) after good-faith negotiations between the PARTIES and (ii) upon mutual agreement of the PARTIES in accordance with clause 7.4 of this AGREEMENT.

MANUFACTURING PRICE FOR PERIOD JANUARY 1, 2011 to JUNE 30, 2011

Item no.	Item Description	Iroko Cost USD
906502	ALDOMET 500 MG BULK (IROKO)	[***]
906501	ALDOMET 250 MG BULK (IROKO)	[***]
931801	INDOCID 25 MG CAPS BULK (IROKO)	[***]

MANUFACTURING PRICE FOR PERIOD JULY 1, 2011 to JUNE 30, 2012
Item no.	Item Description	Iroko Cost USD	PURPOSES ONLY
906502	ALDOMET 500 MG BULK (IROKO)	[***]
906501	ALDOMET 250 MG BULK (IROKO)	[***]
931801	INDOCID 25 MG CAPS BULK (IROKO)	[***]

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EXECUTION VERSION

APPENDIX 6 SAMPLE REPORT NO. 1

SAMPLE REPORT SHOWING SUPPORTING DOCUMENTATION REQUIRED AS THE BASIS FOR MANUFACTURING PRICE PROPOSAL

								2011 Prices					2012 Prices
Item No.	Item Description	API	API 2011 Prices	API 2012 Prices	Strength	Pack Size	Budget 2012 Volume	API	Other Mat	Total Mat	Conv	Iroko Cost	API	Other Mat	Total Mat	Conv	Iroko Cost

906502	ALDOMET 500 MG BULK TABS (IROKO)	Methyldopa - Egis	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

906501	ALDOMET 250 MG BULK (IROKO)	Methyldopa - Egis	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

931801	lNDOCID 25MG CAPS BULK (IROKO)	Indomethacin (FIS)	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Notes:

Prices are based on actual confirmed API and Material Prices as at July 1st 2011

Prices exclude any freight or inflation assumptions

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First Addendum to IrokoPharma Manufacturing and Supply Agreement

EXECUTION VERSION

APPENDIX NO. 7 SAMPLE REPORT NO. 2

SAMPLE REPORT SHOWING SUPPORTING DOCUMENTATION REQUIRED AS THE BASIS OF API, EXCIPIENTS, PACKAGING MATERIALS, EXCHANGE RATE, AND MANUFACTURING YIELD FACTORS FOR EXTRAORDINARY COST PROPOSAL

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First Addendum to lrokoPharma Manufacturing and Supply Agreement

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